 Filed Pursuant to Rule 424(b)(2)
  Registration No. 333-287961
August 1, 2025
This prospectus supplement should be read in conjunction with the accompanying prospectus dated July 29, 2025

$5,000,000,000
STATE OF ISRAEL
SAVINGS BONDS TENTH SERIES
JUBILEE FIXED RATE BONDS THIRTEENTH SERIES
ISSUE PRICE 100 PER CENT
This is an offering by the State of Israel of an aggregate amount of $5,000,000,000 of State of Israel Savings Bonds (Tenth Series) (“Savings Series bonds”) and State of Israel Jubilee Fixed Rate Bonds (Thirteenth Series) (“Jubilee Fixed Rate Series bonds”, and collectively with the Savings Series bonds, the “bonds”). The full faith and credit of Israel will be pledged for the due and punctual payment of all principal and interest on the bonds.
We are offering Savings Series bonds of the following classes:
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Savings Bonds:   1-Year Savings Bonds, 2-Year Savings Bonds, 3-Year Savings Bonds, 5-Year Savings Bonds and 10-Year Savings Bonds.

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Sabra Savings Bonds:   1-Year Sabra Savings Bonds, 2-Year Sabra Savings Bonds, 3-Year Sabra Savings Bonds, 5-Year Sabra Savings Bonds and 10-Year Sabra Savings Bonds.

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Mazel Tov Savings Bonds:   5-Year Mazel Tov Savings Bonds and 10-Year Mazel Tov Savings Bonds.

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eMazel Tov Savings Bonds:   5-Year eMazel Tov Savings Bonds and 10-Year eMazel Tov Savings Bonds.

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Shalom Savings Bonds:   1-Year Shalom Savings Bonds and 2-Year Shalom Savings Bonds.

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eShalom Savings Bonds:   1-Year eShalom Savings Bonds and 2-Year eShalom Savings Bonds.

We are offering Jubilee Fixed Rate Series bonds of the following classes:
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Jubilee Fixed Rate Bonds:   1-Year Jubilee Fixed Rate Bonds, 2-Year Jubilee Fixed Rate Bonds, 3-Year Jubilee Fixed Rate Bonds, 5-Year Jubilee Fixed Rate Bonds, 10-Year Jubilee Fixed Rate Bonds and 15-Year Jubilee Fixed Rate Bonds.

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Jubilee Fixed Rate Financing Bonds:   1-Year Jubilee Fixed Rate Financing Bonds, 2-Year Jubilee Fixed Rate Financing Bonds, 3-Year Jubilee Fixed Rate Financing Bonds, 5-Year Jubilee Fixed Rate Financing Bonds, 10-Year Jubilee Fixed Rate Financing Bonds and 15-Year Jubilee Fixed Rate Financing Bonds.

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Maccabee Fixed Rate Bonds:   1-Year Maccabee Fixed Rate Bonds, 2-Year Maccabee Fixed Rate Bonds, 3-Year Maccabee Fixed Rate Bonds, 5-Year Maccabee Fixed Rate Bonds, 10-Year Maccabee Fixed Rate Bonds and 15-Year Maccabee Fixed Rate Bonds.

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Premium Jubilee Fixed Rate Bonds:   1-Year Premium Jubilee Fixed Rate Bonds, 2-Year Premium Jubilee Fixed Rate Bonds, 3-Year Premium Jubilee Fixed Rate Bonds, 5-Year Premium Jubilee Fixed Rate Bonds, 10-Year Premium Jubilee Fixed Rate Bonds and 15-Year Premium Jubilee Fixed Rate Bonds.

Your bond will mature on the first calendar day of the month during which the first, second, third, fifth, tenth or fifteenth anniversary, as the case may be, of the Issue Date of your bond occurs.
You may buy each Savings Bond in a minimum denomination of $2,500 and integral multiples of $500 in excess of $2,500. You may buy each 1-Year Sabra Savings Bond in a minimum denomination of $5,000 and integral multiples of $500 in excess of $5,000. The maximum amount of 1-Year Sabra Savings Bonds that may be purchased by any person to be issued on any Issue Date is $500,000. You may buy each 2-Year Sabra Savings Bond, 3-Year Sabra Savings Bond, 5-Year Sabra Savings Bond and 10-Year Sabra Savings Bond in a minimum denomination of $1,000 and integral multiples of $100 in excess of $1,000. You may buy each Mazel Tov Savings Bond in a minimum denomination of $100 and integral multiples of $1 in excess of $100. The maximum amount of Mazel Tov Savings Bonds that may be purchased by any person to be issued on any Issue Date (which, in the case of Mazel Tov Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $2,500. You may buy each eMazel Tov Savings Bond in a minimum denomination of $36 and integral multiples of $1 in excess of $36. The maximum amount of eMazel Tov Savings Bonds that may be purchased by any person to be issued on any Issue Date (which, in the case of eMazel Tov Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $4,999. The purchase of eMazel Tov Savings Bonds is only available through the website of Development Corporation for Israel (http://www.israelbonds.com). You may buy each Shalom Savings Bond in a minimum denomination of $100 and integral multiples of $1 in excess of $100. The maximum amount of Shalom Savings Bonds that may be purchased by any person on any Issue Date (which, in the case of Shalom Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $5,000,000. You may buy each eShalom Savings Bond in a minimum denomination of $36 and integral multiples of $1 in excess of $36. The maximum amount of eShalom Savings Bonds that may be purchased by any person on any Issue Date (which, in the case of eShalom Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $5,000,000. The purchase of eShalom Savings Bonds is only available through the website of Development Corporation for Israel (http://www.israelbonds.com). Shalom Savings Bonds and eShalom Savings Bonds can only be issued to a permitted holder (as discussed in more detail under “Description of the Bonds — Limitation on Purchases”).
You may buy each Jubilee Fixed Rate Bond in a minimum denomination of $25,000 and integral multiples of $5,000 in excess of $25,000. You may buy each Jubilee Fixed Rate Financing Bond in a minimum denomination of $100,000 and integral multiples of $25,000 in excess of $100,000. You may buy each Maccabee Fixed Rate Bond in a minimum denomination of $5,000 and integral multiples of $500 in excess of $5,000. You may buy each Premium Jubilee Fixed Rate Bond in a minimum denomination of $1,000,000 and integral multiples of $25,000 in excess of $1,000,000. The Jubilee Fixed Rate Financing Bonds may only be purchased if financed by an Authorized Institutional Lender. We may specify a lower multiple in excess of the minimum denomination for each of Savings Bonds, Sabra Savings Bonds, Mazel Tov Savings Bonds, eMazel Tov Savings Bonds, Shalom Savings Bonds, eShalom Savings Bonds, Jubilee Fixed Rate Bonds, Jubilee Fixed Rate Financing Bonds, Maccabee Fixed Rate Bonds and Premium Jubilee Fixed Rate Bonds in the relevant rate sheet for an issue of bonds.
The bonds will accrue interest from (and including) the Issue Date until (but not including) the maturity date, at the rate determined by the State of Israel and announced prior to the Issue Date with respect to the Savings Series bonds, and at a fixed annual interest rate with respect to the Jubilee Fixed Rate Series bonds. Interest on the Savings Series bonds will be compounded annually and will not be paid until maturity. Except in the cases described in this prospectus supplement, interest on the Jubilee Fixed Rate Series bonds will be paid every May 1 and November 1, and upon maturity. None of the bonds will earn or accrue interest after maturity.
The transferability of the bonds is restricted as described in detail in the body of this prospectus supplement and the accompanying prospectus.
See the section entitled “Risk Factors,” beginning on page S-15, for a discussion of certain factors you should consider before investing in the bonds.
Assuming that we sell all of the bonds at the initial offering price, we will receive $4,700,000,000 of the proceeds from the sale of the bonds, after paying the underwriters’ commission which will not exceed $300,000,000 and before expenses estimated at $65,000.
This offering may have a special appeal to persons with an interest in the State of Israel rather than the general public. The bonds offered hereby are considered a separate and distinct class of securities, for all purposes, from any other State of Israel debt instruments, whether denominated in U.S. dollars or otherwise. We have issues of debt instruments outstanding which may, on any given day, provide a greater yield to maturity than the bonds being offered by this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the bonds or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Development Corporation for Israel P.O. Box 5263 • New York, New York 10150-5263 Member FINRA

On July 30, 2025, the Bank of Israel foreign exchange representative rate for U.S. dollars was 3.366 New Israeli Shekels, or NIS, per U.S. dollar. References to “$” in this prospectus supplement are to U.S. dollars. For a discussion of the convertibility of the NIS, see “Balance of Payments and Foreign Trade — Foreign Exchange Controls and International Reserves” in Exhibit D-1 to Israel’s annual report on Form 18-K for the fiscal year ended December 31, 2024, as amended, which is incorporated by reference into this prospectus supplement.
This document contains two parts, the prospectus supplement and the accompanying prospectus, both of which have been filed with the Securities and Exchange Commission (the “SEC”). The accompanying prospectus, which starts on page one after the prospectus supplement, contains general terms of bonds sold by the State of Israel through Development Corporation for Israel. You should base any decision to invest in the bonds on consideration of the prospectus supplement and the accompanying prospectus as a whole.

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SUMMARY OF THE OFFERING
The following summary should be read as an introduction to this prospectus supplement and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should base any decision to invest in the bonds on consideration of this prospectus supplement and the accompanying prospectus as a whole.
Issuer
State of Israel (the “State” or “Israel”).
Aggregate Principal Amount
$5,000,000,000.
Title of Security: State of Israel Savings Bonds (Tenth Series)
Maturity Dates
Your bond will mature on the first calendar day of the month during which the first, second, third, fifth or tenth anniversary, as the case may be, of the Issue Date of your bond occurs.
Issue Dates
Savings Bonds and Sabra Savings Bonds will be issued on the 1st and 15th of each month. Mazel Tov Savings Bonds, eMazel Tov Savings Bonds, Shalom Savings Bonds and eShalom Savings Bonds will be issued on the 1st of each month. To purchase a bond of a specific Issue Date, your subscription must be accepted before such Issue Date (or before such other day as may be announced).
Denominations
You may buy each Savings Bond in a minimum denomination of $2,500 and integral multiples of $500 in excess of $2,500. You may buy each 1-Year Sabra Savings Bond in a minimum denomination of $5,000 and integral multiples of $500 in excess of $5,000. The maximum amount of 1-Year Sabra Savings Bonds that may be purchased by any person to be issued on any Issue Date is $500,000. You may buy each 2-Year Sabra Savings Bond, 3-Year Sabra Savings Bond, 5-Year Sabra Savings Bond and 10-Year Sabra Savings Bond in a minimum denomination of $1,000 and integral multiples of $100 in excess of $1,000. You may buy each Mazel Tov Savings Bond in a minimum denomination of $100 and integral multiples of $1 in excess of $100. The maximum amount of Mazel Tov Savings Bonds that may be purchased by any person to be issued on any Issue Date (which, in the case of Mazel Tov Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $2,500. You may buy each eMazel Tov Savings Bond in a minimum denomination of $36 and integral multiples of $1 in excess of $36. The maximum amount of eMazel Tov Savings Bonds that may be purchased by any person to be issued on any Issue Date (which, in the case of eMazel Tov Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $4,999. You may buy each Shalom Savings Bond in a minimum denomination of $100 and integral multiples of $1 in excess of $100. The maximum amount of Shalom Savings Bonds that may be purchased by any person on any Issue Date (which, in the case of Shalom Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $5,000,000. You may buy each eShalom Savings Bond in a minimum denomination of $36 and integral multiples of $1 in excess of $36. The maximum amount of eShalom Savings Bonds that may be purchased by any person on any Issue Date (which, in the case of eShalom Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $5,000,000. Shalom Savings Bonds and eShalom Savings Bonds can only be issued to a permitted holder (as discussed in more detail under “Description of the Bonds — Limitation on Purchases”). We may specify a lower multiple in excess of the minimum denomination for each of Savings Bonds, Sabra Savings Bonds, Mazel Tov Savings Bonds, eMazel Tov Savings Bonds, Shalom Savings Bonds and eShalom Savings Bonds in the relevant rate sheet for an issue of bonds.
Limitations
Purchases of eMazel Tov Savings Bonds and eShalom Savings Bonds are only available through the website of Development Corporation for Israel (http://www.israelbonds.com).
Interest
The bonds will accrue interest from (and including) the Issue Date until (but not including) the maturity date, at the applicable rate on such Issue Date. Interest will be compounded annually and will not be paid until maturity. The bonds will not earn or accrue interest after maturity.
Payments
Principal and interest on the bonds will be payable at maturity in U.S. currency.
Book-Entry Bonds
The bonds are issued in book-entry form. Certificates for Savings Bonds, Mazel Tov Savings Bonds, Shalom Savings Bonds and Sabra Savings Bonds will be issued only to government agencies, pension funds, financial institutions and employee benefit plans that so request at the time of purchase. (Certificates will not be issuable for eMazel Tov Savings Bonds and eShalom Savings Bonds.)
Title of Security: State of Israel Jubilee Fixed Rate Bonds (Thirteenth Series)
Maturity Dates
Your bond will mature on the first calendar day of the month during which the first, second, third, fifth, tenth or fifteenth anniversary, as the case may be, of the Issue Date of your bond occurs.
Issue Dates
1st and 15th of each month. To purchase a bond of a specific Issue Date, your subscription must be accepted before such Issue Date (or before such other day as may be announced).
Denominations
You may buy each Jubilee Fixed Rate Bond in a minimum denomination of $25,000 and integral multiples of $5,000 in excess of $25,000. You may buy each Jubilee Fixed Rate Financing Bond in a minimum denomination of $100,000 and integral multiples of $25,000 in excess of $100,000. You may buy each Maccabee Fixed Rate Bond in a minimum denomination of $5,000 and integral multiples of $500 in excess of $5,000. You may buy each Premium Jubilee Fixed Rate Bond in a minimum denomination of $1,000,000 and integral multiples of $25,000 in excess of $1,000,000. We may specify a lower multiple in excess of the minimum denomination for each of Jubilee Fixed Rate Bonds, Jubilee Fixed Rate Financing Bonds, Maccabee Fixed Rate Bonds and Premium Jubilee Fixed Rate Bonds in the relevant rate sheet for an issue of bonds.
Limitations
Jubilee Fixed Rate Financing Bonds may only be purchased if financed by an Authorized Institutional Lender.
Interest
The bonds will accrue interest from (and including) the Issue Date until (but not including) the maturity date, at a fixed rate determined by the State of Israel and announced not less than one (1) Business Day prior to the first day of the sales period for the bond. The bonds will not earn or accrue interest after maturity.

Payments
Interest will be paid every May 1 and November 1, and upon maturity, except that for bonds issued on April 15 and October 15 of each year, the first interest payment will be made on the second interest payment date following their Issue Date. When the bonds mature, you will receive the face amount of the bonds in U.S. currency.
Book-Entry Bonds
The bonds are issued in book-entry form. Certificates will be issued only to government agencies, pension funds, financial institutions and employee benefit plans that so request at the time of purchase.
Terms Applicable to Savings Series Bonds and Jubilee Fixed Rate Series Bonds
Limitations on Transfer
You may not assign or transfer the bonds, except in certain special instances.
Risk Factors
There are certain risks relating to the bonds, which investors should ensure they fully understand. See “Risk Factors.”
Fiscal Agent
The bonds will be issued pursuant to the Second Amended and Restated Master Fiscal Agency Agreement, dated as of May 22, 2024, as may be amended, further amended and restated or otherwise modified from time to time, between the State of Israel, and Computershare Inc. and Computershare Trust Company, N.A. (collectively, “Computershare”), as fiscal agent, paying agent, transfer agent and registrar.
Taxation
For a discussion of U.S. federal income tax consequences associated with the purchase, ownership and disposition of the bonds, see “United States Federal Income Taxation.” Investors should consult their own tax advisors in determining the non-U.S., U.S. federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the bonds.
Governing Law
The bonds will be governed by the laws of the State of New York, except with respect to the authorization and execution of the bonds, which will be governed by the laws of the State of Israel.

ABOUT THIS PROSPECTUS SUPPLEMENT
Israel accepts responsibility for the contents of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Israel, having made all reasonable inquiries, confirms that this prospectus supplement and the accompanying prospectus contain all information with respect to Israel and the bonds that is material in the context of the issue and offering of the bonds, and that, to the best of Israel’s knowledge and belief, there are no other facts the omission of which would make any such information materially misleading.
Prospective investors should rely on the information provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. No person is authorized to make any representation or give any information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such representation or information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus must not be relied upon as having been authorized by Israel or the underwriters. Please see “Where You Can Find More Information About The State of Israel” in the accompanying prospectus for information on the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Israel is not offering to sell or soliciting offers to buy any securities other than the bonds offered under this prospectus supplement, nor is Israel offering to sell or soliciting offers to buy the bonds in places where such offers are not permitted by applicable law. You should not assume that the information in this prospectus supplement or the accompanying prospectus, or the information Israel has previously filed with the SEC, and incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate as of any date other than their respective dates. Israel’s economic, fiscal or political circumstances may have changed since such dates.
The bonds described in this prospectus supplement are debt securities of Israel being offered under a registration statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The accompanying prospectus is part of that registration statement. The accompanying prospectus provides you with a general description of the securities that Israel may offer, and this prospectus supplement contains specific information about the terms of this offering and the bonds. This prospectus supplement also adds, updates or changes information provided or incorporated by reference in the accompanying prospectus. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus, the registration statement, any post-effective amendments thereto, and the documents incorporated herein and therein by reference. See “Incorporation by Reference” for a description of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, as described herein, information regarding the interest rates on the bonds for any particular sales period will be made available in a rate sheet that will be filed as a Free Writing Prospectus with the SEC and on the website of Development Corporation for Israel. Certain terms used but not defined in this prospectus supplement are defined in the accompanying prospectus.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the bonds in certain jurisdictions may be restricted by law. Persons who receive copies of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any of those restrictions.
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, may be used only for the purposes for which they have been produced in connection with the offering of the bonds. Any use of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than in connection with the offering of the bonds, is unauthorized.

FORWARD-LOOKING STATEMENTS
Israel has made forward-looking statements in this prospectus supplement and the accompanying prospectus. Statements that are not historical facts are forward-looking statements. These statements are based on Israel’s current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Israel undertakes no obligation to update any of them in light of new information or future events.
Forward-looking statements involve inherent risks. Israel cautions you that many factors could affect the future performance of the Israeli economy. These factors include, but are not limited to:
External factors, such as:
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interest rates in financial markets outside Israel;

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the impact of changes in the credit rating of Israel;

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the global and regional security situation, including the conflict in Ukraine;

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the economic growth and stability of Israel’s major trading partners, including the United States and the European Union;

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the global high-tech market; and

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regional economic and political conditions.

Internal factors, such as:
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the ongoing regional conflicts, including the war in Gaza, the recent conflict in Lebanon, attacks by Iran and its proxy terror organizations, and the overall security situation in Israel;

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general economic and business conditions in Israel;

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changes in the levels of public consumption and private consumption;

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changes in the labor market, including as a result of the war in Gaza, other regional conflicts involving Israel and the security situation in Israe;

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present and future exchange rates of the Israeli currency;

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foreign currency reserves;

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the level of domestic debt;

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domestic inflation;

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the level of budget deficit;

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the level of foreign direct and portfolio investment; and

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the level of Israeli domestic interest rates.

INCORPORATION BY REFERENCE
Israel has filed its annual report for 2024 on Form 18-K with the SEC. The annual report of Israel for 2024 on Form 18-K, its exhibits and any amendment to that annual report on Form 18-K and its exhibits, as well as all future annual reports and amendments to such annual reports that Israel files with the SEC until Israel sells all of the bonds covered by this prospectus supplement, are considered part of and incorporated by reference in this prospectus supplement. Each time Israel files a document with the SEC that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents. All of these documents have been or will be filed with the SEC and will be available for inspection at the office of the SEC. You may also obtain a copy of all such documents, free of charge, at the offices of the fiscal agent in New York City or at the office listed in the accompanying prospectus under the heading “Where You Can Find More Information About the State of Israel.” In addition, the SEC maintains an Internet site that contains reports and other information regarding issuers, like Israel, that file electronically with the SEC (http://www.sec.gov).

DESCRIPTION OF THE BONDS
We are issuing the bonds under the Second Amended and Restated Master Fiscal Agency Agreement, dated as of May 22, 2024 (as amended, further amended and restated or otherwise modified from time to time, the “Fiscal Agency Agreement”) between the State of Israel and Computershare, as fiscal agent (the “Fiscal Agent”).
This section of this prospectus supplement is a summary of the material provisions of the bonds and the Fiscal Agency Agreement. Because it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the bonds. Therefore, Israel urges you to read the Fiscal Agency Agreement and the form of bond in making your decision on whether to invest in the bonds. Israel has filed copies of these documents with the SEC, and all of these documents may be inspected at the office of the SEC. Copies of the Fiscal Agency Agreement, including the form of bond, may be inspected during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the offices listed in the accompanying prospectus under the heading “Where You Can Find More Information About the State of Israel” and at the offices of the Fiscal Agent.
Any capitalized terms that are defined in the accompanying prospectus have the same meanings in this section unless a different definition appears in this section. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls.
Whenever used in this prospectus supplement or the accompanying prospectus, a “Business Day” shall mean any banking day in New York, New York.
The Offering.   We are offering $5,000,000,000 aggregate principal amount of Savings Series bonds (Tenth Series) and Jubilee Fixed Rate Series bonds (Thirteenth Series).
We are offering Savings Series bonds of the following classes:
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Savings Bonds:   1-Year Savings Bonds, 2-Year Savings Bonds, 3-Year Savings Bonds, 5-Year Savings Bonds and 10-Year Savings Bonds.

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Sabra Savings Bonds:   1-Year Sabra Savings Bonds, 2-Year Sabra Savings Bonds, 3-Year Sabra Savings Bonds, 5-Year Sabra Savings Bonds and 10-Year Sabra Savings Bonds.

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Mazel Tov Savings Bonds:   5-Year Mazel Tov Savings Bonds and 10-Year Mazel Tov Savings Bonds.

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eMazel Tov Savings Bonds:   5-Year Mazel Tov Savings Bonds and 10-Year eMazel Tov Savings Bonds.

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Shalom Savings Bonds:   1-Year Shalom Savings Bonds and 2-Year Shalom Savings Bonds.

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eShalom Savings Bonds:   1-Year eShalom Savings Bonds and 2-Year eShalom Savings Bonds.

We are offering Jubilee Fixed Rate Series bonds of the following classes:
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Jubilee Fixed Rate Bonds:   1-Year Jubilee Fixed Rate Bonds, 2-Year Jubilee Fixed Rate Bonds, 3-Year Jubilee Fixed Rate Bonds, 5-Year Jubilee Fixed Rate Bonds, 10-Year Jubilee Fixed Rate Bonds and 15-Year Jubilee Fixed Rate Bonds.

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Jubilee Fixed Rate Financing Bonds:   1-Year Jubilee Fixed Rate Financing Bonds, 2-Year Jubilee Fixed Rate Financing Bonds, 3-Year Jubilee Fixed Rate Financing Bonds, 5-Year Jubilee Fixed Rate Financing Bonds, 10-Year Jubilee Fixed Rate Financing Bonds and 15-Year Jubilee Fixed Rate Financing Bonds.

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Maccabee Fixed Rate Bonds:   1-Year Maccabee Fixed Rate Bonds, 2-Year Maccabee Fixed Rate Bonds, 3-Year Maccabee Fixed Rate Bonds, 5-Year Maccabee Fixed Rate Bonds, 10-Year Maccabee Fixed Rate Bonds and 15-Year Maccabee Fixed Rate Bonds.

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Premium Jubilee Fixed Rate Bonds:   1-Year Premium Jubilee Fixed Rate Bonds, 2-Year Premium Jubilee Fixed Rate Bonds, 3-Year Premium Jubilee Fixed Rate Bonds, 5-Year Premium Jubilee Fixed Rate Bonds, 10-Year Premium Jubilee Fixed Rate Bonds and 15-Year Premium Jubilee Fixed Rate Bonds.

The bonds are direct, unconditional and general obligations of the State of Israel. We pledge our full faith and credit for the due and punctual payment of principal and accrued interest, as well as for the due and timely performance of all of our obligations with respect to the bonds. The terms of the bonds are as follows:
Denominations.
Savings Series bonds:
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You may buy each Savings Bond in a minimum denomination of $2,500 and integral multiples of $500 in excess of $2,500.

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You may buy each 1-Year Sabra Savings Bond in a minimum denomination of $5,000 and integral multiples of $500 in excess of $5,000. The maximum amount of 1-Year Sabra Savings Bonds that may be purchased by any person to be issued on any Issue Date is $500,000.

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You may buy each 2-Year Sabra Savings Bond, 3-Year Sabra Savings Bond, 5-Year Sabra Savings Bond and 10-Year Sabra Savings Bond in a minimum denomination of $1,000 and integral multiples of $100 in excess of $1,000.

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You may buy each Mazel Tov Savings Bond in a minimum denomination of $100 and integral multiples of $1 in excess of $100. The maximum amount of Mazel Tov Savings Bonds that may be purchased by any person to be issued on any Issue Date (which, in the case of Mazel Tov Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $2,500. You may buy each eMazel Tov Savings Bond in a minimum denomination of $36 and integral multiples of $1 in excess of $36. The maximum amount of eMazel Tov Savings Bonds that may be purchased by any person to be issued on any Issue Date (which, in the case of eMazel Tov Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $4,999.

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You may buy each Shalom Savings Bond in a minimum denomination of $100 and integral multiples of $1 in excess of $100. The maximum amount of Shalom Savings Bonds that may be purchased by any person on any Issue Date (which, in the case of Shalom Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $5,000,000.

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You may buy each eShalom Savings Bond in a minimum denomination of $36 and integral multiples of $1 in excess of $36. The maximum amount of eShalom Savings Bonds that may be purchased by any person on any Issue Date (which, in the case of eShalom Savings Bonds, is the 1st of each month), registered in the name of any one holder, is $5,000,000. Shalom Savings Bonds and eShalom Savings Bonds can only be issued to a permitted holder (as discussed in more detail under “— Limitation on Purchases” below).

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We may specify a lower multiple in excess of the minimum denomination for each of Savings Bonds, Sabra Savings Bonds, Mazel Tov Savings Bonds, eMazel Tov Savings Bonds, Shalom Savings Bonds and eShalom Savings Bonds in the relevant rate sheet for an issue of bonds.

Jubilee Fixed Rate Series bonds:
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You may buy each Jubilee Fixed Rate Bond in a minimum denomination of $25,000 and, unless a lower multiple is specified in the relevant rate sheet, integral multiples of $5,000 in excess of $25,000. In addition, after you have purchased a minimum of $25,000 of bonds of a certain maturity period in a single purchase, then during the twelve (12) month period immediately following you may purchase additional bonds of the same maturity period in denominations of $5,000 and, unless a lower multiple is specified in the relevant rate sheet, integral multiples of $5,000 at the interest rate in effect at the time of each such additional purchase. For the avoidance of doubt, if you purchased bonds of the previous series (i.e., the Twelfth Series) that meet the foregoing minimum purchase and time requirements, you may purchase additional bonds of the current series (i.e., the Thirteenth Series offered hereby) subject to the same restrictions. Additional bonds must be registered in the same name as the bonds satisfying the minimum purchase requirement.

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You may buy each Jubilee Fixed Rate Financing Bond in a minimum denomination of $100,000 and, unless a lower multiple is specified in the relevant rate sheet, integral multiples of $25,000 in excess of $100,000.

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You may buy each Maccabee Fixed Rate Bond in a minimum denomination of $5,000 and, unless a lower multiple is specified in the relevant rate sheet, integral multiples of $500 in excess of $5,000. In addition, after you have purchased a minimum of $5,000 of bonds of a certain maturity period in a single purchase, then during the twelve (12) month period immediately following you may purchase additional bonds of the same maturity period in denominations of $500 and, unless a lower multiple is specified in the relevant rate sheet, integral multiples of $5,000 at the interest rate in effect at the time of each such additional purchase. For the avoidance of doubt, if you purchased bonds of the previous series (i.e., the Twelfth Series) that meet the foregoing minimum purchase and time requirements, you may purchase additional bonds of the current series (i.e., the Thirteenth Series offered hereby) subject to the same restrictions. Additional bonds must be registered in the same name as the bonds satisfying the minimum purchase requirement.

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You may buy each Premium Jubilee Fixed Rate Bond in a minimum denomination of $1,000,000 and, unless a lower multiple is specified in the relevant rate sheet, integral multiples of $25,000 in excess of $1,000,000. In addition, after you have purchased a minimum of $1,000,000 of bonds of a certain maturity period in a single purchase, then during the twelve (12) month period immediately following you may purchase additional bonds of the same maturity period in denominations of $100,000 and, unless a lower multiple is specified in the relevant rate sheet, integral multiples of $25,000 in excess of $100,000, at the interest rate in effect at the time of each such additional purchase. For the avoidance of doubt, if you purchased bonds of the previous series (i.e., the Twelfth Series) that meet the foregoing minimum purchase and time requirements, you may purchase additional bonds of the current series (i.e., the Thirteenth Series offered hereby) subject to the same restrictions. Additional bonds must be registered in the same name as the bonds satisfying the minimum purchase requirement.

•
We may specify a lower multiple in excess of the minimum denomination for each of Jubilee Fixed Rate Bonds, Jubilee Fixed Rate Financing Bonds, Maccabee Fixed Rate Bonds and Premium Jubilee Fixed Rate Bonds in the relevant rate sheet for an issue of bonds.

Issue Dates and Sales Periods.
Savings Series bonds:
Savings Bonds and Sabra Savings Bonds will be issued on the 1st and 15th of each month (each, an “Issue Date” for such bonds). There will be two (2) sales periods per month:
•
bonds issued on the 15th of the month will be offered from the 1st of the month through the 14th of the month; and

•
bonds issued on the 1st of the month will be offered from the 15th of the month preceding the Issue Date through the last day of that month.

Mazel Tov Savings Bonds, eMazel Tov Savings Bonds, Shalom Savings Bonds and eShalom Savings Bonds will be issued on the 1st of each month (the “Issue Date” for such bonds). These bonds will be sold in one (1) sales period per month: from the 1st of the month preceding the Issue Date through the last day of that month.
Jubilee Fixed Rate Series bonds:
The Jubilee Fixed Rate Series bonds will be issued on the 1st and 15th of each month (each, an “Issue Date” for such bonds). There will be two (2) sales periods per month:
•
bonds issued on the 15th of the month will be offered from the 1st of the month through the 14th of the month; and

•
bonds issued on the 1st of the month will be offered from the 15th of the month preceding the Issue Date through the last day of that month.

With respect to all of the bonds, in order to purchase a bond of a specific Issue Date, your subscription must be accepted by or on behalf of Israel before such Issue Date (or before such other date as may be announced). If your subscription is accepted by or on behalf of Israel on or after an Issue Date (or such other date), your bond will be issued on a subsequent Issue Date. However, if you are reinvesting a matured State of Israel bond, in order for your new bond to be issued on the maturity date of your reinvested bond, your subscription must be accepted by or on behalf of Israel within five (5) calendar days after the maturity date of your reinvested bond (or, if such date falls on a non-Business Day, the first Business Day after such date). Unless sales of a certain bond are suspended, a subscription shall be deemed to have been accepted as of the date upon which the completed subscription forms and the purchase price are actually received in form acceptable to the Fiscal Agent or to Development Corporation for Israel on behalf of the Fiscal Agent.
Maturity.   Your bond will mature on the first calendar day of the month during which the first (1st), second (2nd), third (3rd), fifth (5th), tenth (10th) or fifteenth (15th) anniversary, as the case may be, of the Issue Date of your bond occurs. For example, a 3-Year Savings Bond issued on September 15, 2026 will mature on September 1, 2029. If your Issue Date is the 15th of the month, your bond will mature two (2) weeks earlier than the total number of years of the bond.
Interest Rate and Interest Determination Date.   The interest rate on the bonds is a fixed annual rate determined by Israel and specified on the book-entry statement or bond certificate. The interest rate applicable to each bond will be determined by Israel and included in a rate sheet which will be filed with the SEC as a Free Writing Prospectus prior to the beginning of the sales period of such bond. If such date is a legal holiday in Israel, the Free Writing Prospectus may be filed with the SEC one (1) Business Day earlier. For example, the interest rate on a 1-Year Jubilee Fixed Rate Bond or 10-Year Savings Bond issued on Monday, September 1, 2025 will be announced one (1) Business Day prior to August 15, 2025, i.e., on Thursday, August 14, 2025 (or, if such date were a legal holiday in Israel, on Wednesday, August 13, 2025).
Savings Series Bonds — Interest and Maturity Payments.   Interest on the Savings Series bonds will not be paid until maturity, at which point the State of Israel will initiate the payment for the aggregate amount of principal and accrued interest on the Savings Series bonds that have matured. Interest will accrue from (and including) the Issue Date of the Savings Series bonds and will be compounded annually until (but not including) the maturity date. When the Savings Series bonds mature, the face amount of the Savings Series bonds will be paid in U.S. currency. The Savings Series bonds will not earn or accrue interest after maturity.
Jubilee Fixed Rate Series Bonds — Interest and Maturity Payments.   Interest will accrue from (and including) the Issue Date of the Jubilee Fixed Rate Series bonds until (but not including) the maturity date. Interest payments will be made semi-annually on May 1 and November 1 (each, an “Interest Payment Date”), and upon maturity, except that for Jubilee Fixed Rate Series bonds issued on April 15 and October 15 of each year, the first interest payment will be made on the second Interest Payment Date following their respective Issue Dates. If any Interest Payment Date is not a Business Day, we will pay interest that has accrued until (but not including) either May 1 or November 1, as the case may be, on the next Business Day, but interest that accrues from either May 1 or November 1, as the case may be, until (but not including) the date on which the interest is paid, will be paid on the next Interest Payment Date. We will calculate interest for each of the above periods as a percentage of the annual percentage rate based on a 365-day year and the actual number of days elapsed. When the bonds mature, the face amount of the bonds will be paid in U.S. currency. The Jubilee Fixed Rate Series bonds will not earn or accrue interest after maturity.
Limitation on Purchases.
Purchases of eMazel Tov Savings Bonds and eShalom Savings Bonds are only available through the website of Development Corporation for Israel (http://www.israelbonds.com).
The purchase of Shalom Savings Bonds or eShalom Savings Bonds is permitted only if the Shalom Savings Bonds or eShalom Savings Bonds, as applicable, purchased are issued to a permitted holder. Permitted holders of Shalom Savings Bonds or eShalom Savings Bonds are limited to any religious, charitable, literary, scientific or educational organization, contributions to which are, at the time of the transfer, deductible for income and similar tax purposes under the U.S. Internal Revenue Code of 1986, as amended (or are accorded similar treatment under the laws of the country in which the transferee is located) provided that the purchase of the Shalom Savings Bonds or eShalom Savings Bonds to be issued to such entity is without any compensation to the purchaser. For the avoidance of doubt, no governmental entities (sovereign, state or local), no individuals and no individual or personal trusts qualify as permitted holders of Shalom Savings Bonds or eShalom Savings Bonds.

The State of Israel has the right to decline to issue Shalom Savings Bonds and eShalom Savings Bonds to an entity that the State of Israel does not deem to be a permitted holder.
Jubilee Fixed Rate Financing Bonds may only be purchased if financed by an Authorized Institutional Lender. “Authorized Institutional Lender” means an entity primarily engaged in the business of making secured loans to institutional and non-institutional borrowers, authorized in writing by Israel to accept bonds as collateral security.
Right to Suspend or Terminate Sales.   Israel reserves the right to suspend or terminate new sales of any series or maturity periods of bonds at any time, for any period of time and for any reason, including without limitation, for reasons relating to market conditions. Any subscription received in respect of a series or maturity period of bonds for which sales have been suspended will be returned to the subscriber.
Limited Transferability.   You may not transfer, assign or pledge the bonds, in whole or in part, or any interest therein, and the bonds may not be securitized, except as described herein or with the prior written consent of Israel. You may transfer the bonds to the following permitted transferees under the circumstances described below, provided that each such transferee of the bonds must hold at least the minimum purchase requirement (see “— Denominations” above) with respect to such bonds, as applicable:
•
Israel.   If you donate your bond to Israel, the bond (and any bond payments to which you might be entitled) will be canceled and the debt represented by the bond and/or check will be deemed forgiven;

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Any religious, charitable, literary, scientific or educational organization, contributions to which are, at the time of the transfer, deductible for income and similar tax purposes under the U.S. Internal Revenue Code of 1986, as amended (or are accorded similar treatment under the laws of the country in which the transferee is located), provided that a transfer to such entity is made by gift or bequest without any compensation to the transferor;

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The registered owner’s spouse, children, grandchildren, siblings, parents or grandparents;

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Upon the death of the bondholder, to any person in accordance with such bondholder’s testamentary disposition and/or applicable laws of descent and distribution;

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Provided the transfer is made by the registered owner of a Jubilee Fixed Rate Financing Bond, as collateral security to an Authorized Institutional Lender, and only at the time of purchase of the bond. “Authorized Institutional Lender” shall mean an entity primarily engaged in the business of making secured loans to institutional and non-institutional borrowers, authorized in writing by Israel to accept bonds as collateral security; or

•
Anyone designated by a written direction signed in the name of the State of Israel as a permissible transferee.

Due to the limited transferability of the bonds and the limited circumstances under which we will purchase the bonds (see “— Early Redemption” below), bondholders may not be able to readily liquidate their investment prior to maturity.
For U.S. federal income tax purposes, any bonds that are donated to Israel are not expected to be eligible for a tax deduction. Prospective holders should consult their tax advisors concerning the tax consequences of donating their bonds to Israel.
Event of Default.   If we default on the payment of interest or principal with respect to a particular bond:
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Any amount of interest or principal in default will accrue interest at the interest rate applicable to that bond on the date of such default until such default is cured; and

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If any default continues for a period of ninety (90) calendar days, the principal amount of the bond will, at the option of, and upon written demand to us by, the registered owner(s) of the bond, mature and become due and payable, together with accrued and unpaid interest, upon the date that such written demand is actually received by us, unless prior to such date we cured all defaults in respect of the bonds.

Early Redemption.   The bonds are subject to early redemption and repurchase by the State as described under this heading. Whether the bonds are redeemed at the option of the State, or repurchased by the State at the request of the bondholder or on such other terms and conditions as the State may determine, the State will redeem or repurchase bonds for a purchase price equal to the principal amount of the bond together with interest accrued to the redemption or repurchase date. If the redemption or repurchase price is not paid upon the surrender of any bond, then such bonds will continue to accrue interest at the rate prescribed for such bonds through the maturity of the bond.
Repurchase by the State at the Request of a Bondholder.   A bond may be repurchased by the State prior to its maturity, but only on the first Business Day of a given month, within sixty (60) days following the State’s receipt of a bondholder’s written request accompanied by an instrument of transfer in a form approved by the Fiscal Agent, under the following four scenarios, as applicable:
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Upon the death of any natural person who was the original registered owner of the bond (“Original Owner”) or, in the event there is more than one Original Owner, upon the death of the last surviving Original Owner; provided that such obligation of the State to repurchase upon death shall cease and terminate and shall not apply when the bond is owned by a transferee or assignee.

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Upon the death of the Original Owner or, in the event there is more than one Original Owner, upon the death of the last surviving Original Owner, where such Original Owner(s) contributed the bond to a trust of which the Original Owner(s) is(are) the sole beneficiary(ies); provided that such obligation of the State to repurchase upon death shall cease and terminate and shall not apply when the bond is owned by a transferee or assignee.

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Upon the death of any natural person (or the dissolution of a testamentary trust following the death of such person) who owned such bond through an IRA, Roth IRA or Keogh or H.R. 10 Plan.

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Upon the termination of any Employee Benefit Plan which owned such bond; unless, in the case of an IRA, Roth IRA or a Keogh or H.R. 10 Plan, the beneficiary or administrator of such plan advises the State or Development Corporation for Israel that it intends to transfer such plan to another plan in a “rollover” transaction, as such term is defined in Section 402 of the U.S. Internal Revenue Code of 1986, as amended, within the time limit prescribed for such “rollover.” In order to redeem a bond upon the termination of an Employee Benefit Plan that is the owner of the bond, sufficient evidence must be provided to the State that such Employee Benefit Plan has been terminated and that the assets must be liquidated to meet the Plan’s commitments.

The first three scenarios described above are subject to the caveat that the State may suspend or terminate its obligation to purchase such bond if, in the opinion of the State, a material number of the affected original registered owners have died as a result of war, epidemic, catastrophe of nature or other disaster.
As used herein, “Employee Benefit Plan” means any employee benefit plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, or any comparable legislation in effect at the time of determination, or any Individual Retirement Account, Roth Individual Retirement Account, Keogh or H.R. 10 Plan, or, subject to the approval of the State, a plan or fund, if any, irrespective of its location or place or organization, determined by the State to be a comparable plan or fund.
Redemption at the Option of the State.   The bonds are subject to redemption at any time by the State. The bonds of this series are redeemable as a whole or in part. If the bonds are redeemed in part, selection of the bonds will be at the State’s discretion; however, the bonds will be redeemed in groups, such that each group of bonds will consist of all bonds of this series that bear the same Issue Date (each, a “tranche”). In addition, no bonds of a particular tranche will be redeemed at the option of the State unless bonds of tranches with prior Issue Dates are or have been called for redemption. For purposes of such redemption, the bonds will be called in accordance with the provisions of the Fiscal Agency Agreement, and there will be no aggregation of different series or other debt instruments of the State. (For the avoidance of doubt, there will be no aggregation irrespective of any similarity in name, maturity, currency, denomination, integral terms and/or Issue Date between the bonds offered hereby and any different series or other debt instruments of the State.) A notice of redemption will be mailed to all bondholders by the Fiscal Agent between thirty (30) and sixty (60) days prior to the redemption date. The notice will set forth:

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The redemption date;

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Whether all bonds or a group of bonds are to be redeemed;

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In the case of a redemption of a group of bonds, a description of the group of bonds that are to be redeemed;

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The redemption price;

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That on the redemption date no owner of bonds called for redemption is entitled to more than the redemption price, and that the redemption price is due and payable on the redemption date; and

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The place where the bonds are to be redeemed.

The State will not be required to issue or register the transfer or exchange of any bond during the period beginning with the fifteenth (15th) Business Day prior to the date of the mailing of a notice of redemption through the end of the date of the mailing. The State will also not be required to register the transfer or exchange of any bond selected for redemption in whole or in part, except for the unredeemed portion of the bonds being redeemed in part.
Repurchase by the State Under Other Terms and Conditions.   In addition to a redemption or repurchase of the bonds as described above (see “— Repurchase by the State at the Request of Bondholder” and “— Redemption at the Option of the State”), the State reserves the right to repurchase the bonds in whole or in part, at any time, at such terms and under such conditions as may be determined by the State. Bonds so repurchased shall be purchased from bondholders willing to sell such bonds on the terms and conditions determined by the State in respect of such repurchase. Repurchased bonds may be held or resold by the State or surrendered to the Fiscal Agent for cancellation in accordance with the Fiscal Agency Agreement.
Bond Certificate.   We are issuing the bonds in book-entry form. Therefore, bond certificates will not be issued (except in the limited circumstances described below in this paragraph). Instead, the Fiscal Agent will mail to the purchaser and owner of each bond a confirmation that the owner has been listed in the bond register as the registered owner of the bond along with other pertinent information. Certificates for Jubilee Fixed Rate Bonds, Jubilee Fixed Rate Financing Bonds, Maccabee Fixed Rate Bonds, Premium Jubilee Fixed Rate Bonds, Savings Bonds, Mazel Tov Savings Bonds, Shalom Savings Bonds and Sabra Savings Bonds will be issued only to government agencies, pension funds, financial institutions and Employee Benefit Plans that so request at the time of purchase. (Certificates will not be issuable for eMazel Tov Savings Bonds and eShalom Savings Bonds.) We will forward all notices relating to the bonds to the registered owner(s). You may transfer a bond, if permitted under the terms of this prospectus supplement, by notifying the Fiscal Agent in writing of the transfer request along with appropriate transfer documents and any fees and expenses required by the Fiscal Agent to be paid by the transferor. The transferor must also pay the State for any of the State’s expenses in connection with the transfer. The Fiscal Agent will then record the transfer in the bond register. We will only repurchase bonds upon presentation of appropriate transfer documents (and the bond certificate if one was issued) to the Fiscal Agent. Upon maturity of a book-entry bond or redemption of a book-entry bond, the Fiscal Agent will automatically pay the principal amount and accrued interest on the book-entry bond to the registered owner by mailing a check to the last address of the registered owner as listed in the bond register or, if written instructions are given by the registered owner, by automatic clearing house funds to the bank and bank account specified by the registered owner. Bond certificate holders must present the physical certificate to the Fiscal Agent to receive payment. The bond owner will bear all expenses in connection with the replacement and delivery of a new bond. Israel will issue a new bond certificate to the bond owner for no cost, in the event the bond owner notifies the Fiscal Agent in writing that the bond certificate was never delivered, no later than six (6) months following the original Issue Date of the bond.
Fiscal Agent.   Computershare will act as the fiscal agent for the bonds. The address for Computershare is 250 Royall Street, Canton, MA 02021, Attention: State of Israel Bonds. The telephone number is 1-866-SOI-DIAL (764-3425).
Other State of Israel Debt Instruments.   The State issues debt instruments, including securities denominated in U.S. dollars, whose names, series, maturities, denominations, issue dates, interest commencement dates, maturity dates and/or other integral terms may be similar to those of the bonds. The bonds offered hereby are considered a separate and distinct class of securities, for all purposes, from any other State of Israel debt instruments irrespective of any such similarity. For purposes of a redemption at the option of the State, the bonds will be called in accordance with the provisions of the Fiscal Agency Agreement, and there will be no aggregation of different series or other debt instruments of the State (see “Early Redemption — Redemption at the Option of the State” above).
The foregoing description of the material terms of the bonds is qualified by reference to the full terms of the bonds. Bonds offered and sold outside of the United States may be offered and sold in reliance on Regulation S or another applicable exemption from the registration requirements of the Securities Act. Such bonds have not been and will not be registered under the Securities Act. Accordingly, subject to certain exceptions, such bonds may not be offered, sold or delivered within the United States to United States persons.

RISK FACTORS
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully. Words and expressions defined elsewhere in this prospectus supplement and the accompanying prospectus have the same meaning in this section. Investing in the bonds involves certain risks. Israel may become unable to pay interest, principal or other amounts on or in connection with the bonds for any number of reasons. Factors which Israel currently views as material for assessing the risks of investing in the bonds are described below. However, additional risks that are not currently known to Israel, or that it currently deems immaterial, may arise or become material and, accordingly, Israel does not represent that the statements below regarding the risks of investing in the bonds are exhaustive. The materialization of any such known or unknown risks could, individually or cumulatively, have a material adverse effect on Israel’s ability to make payments on the bonds, in which case you could lose all or part of your investment. You should consider carefully whether an investment in the bonds is suitable for you in light of your personal circumstances. You should make your own inquiries as you deem necessary without relying on Israel or any underwriter and should consult with your financial, tax, legal, accounting and other advisors prior to deciding whether to make an investment in the bonds. You should consider, among other things, the following:
Risks related to the bonds
The bonds may not be a suitable investment for all investors.
You must determine the suitability of investment in the bonds in light of your own circumstances. In particular, you should:
(i)
have sufficient knowledge and experience to make a meaningful evaluation of the bonds and the merits and risks of investing in the bonds;

(ii)
have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the bonds and the impact the bonds will have on your overall investment portfolio;

(iii)
have sufficient financial resources and liquidity to bear all of the risks of an investment in the bonds, including where the currency for principal or interest payments is different from your currency;

(iv)
understand thoroughly the terms of the bonds and be familiar with the behavior of any relevant indices and financial markets; and

(v)
be able to evaluate (either alone or with the help of a financial advisor) possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.

There is no secondary trading market for the bonds and transferability is limited.
Except under certain limited circumstances, the bonds may not be transferred, sold or pledged. As a result, no secondary market can develop for the bonds and they will not be traded on an established securities market (or the substantial equivalent thereof).
The Savings Series bonds are expected to be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes.
It is expected that the stated redemption price at maturity of the Savings Series bonds will exceed their issue price by an amount equal to or greater than a statutorily defined de minimis amount under U.S. federal income tax law. As such, the Savings Series bonds are expected to be treated as issued with original issue discount for U.S. federal income tax purposes in an amount equal to such excess. Because the Savings Series bonds are expected to be issued with original issue discount for such purposes, a holder of such Savings Series bonds subject to U.S. federal income taxation generally will be required to include the original issue discount in gross income (as ordinary income) as the original issue discount accrues on a constant yield to maturity basis in advance of the receipt of cash payments attributable to the original issue discount and regardless of such bondholder’s method of accounting for U.S. federal income tax purposes.
There can be no assurance that the laws of the State of New York in effect as of the date of this prospectus supplement will not be modified.
The terms and conditions of the bonds will be governed by the laws of the State of New York in effect as of the date of this prospectus supplement. There can be no assurance as to the impact of any possible judicial decision or change to New York law or administrative practice after the date of this prospectus supplement.
Legal investment considerations may restrict certain investments.
The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. You should consult your legal advisors to determine whether and to what extent (i) the bonds are legally permissible investments for you, (ii) the bonds can be used as collateral for various types of borrowing and (iii) other restrictions apply to your purchase or pledge of any bonds. Financial institutions should consult their legal advisors or the appropriate regulators to determine the appropriate treatment of the bonds under any applicable risk-based capital or similar rules.
Investors in the bonds may be subject to interest rate risks.
Investment in fixed rate bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the fixed rate bonds.
The bonds are unsecured.
The bonds constitute unsecured obligations of the State of Israel. This means that bondholders will not have recourse to any security or other assets of the State of Israel should the State of Israel default on its payment obligations in respect of the bonds.
The bonds are subject to optional redemption or repurchase by the State of Israel.
The State of Israel may redeem or repurchase the bonds in whole or in part, at any time or from time to time, prior to their scheduled maturity dates. For example, the State of Israel may choose to redeem or repurchase the bonds when its cost of borrowing is lower than the interest rate on the bonds. Upon such redemption or repurchase, an investor might not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the bonds being redeemed and might only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.
Principal and interest payments will be made in U.S. dollars and will be subject to exchange rate risks and exchange controls affecting investors whose principal currency is not U.S. dollars.
The State of Israel will pay principal and interest on the bonds in U.S. dollars. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit other than U.S. dollars (“Investor’s Currency”). These include the risk that exchange rates may significantly change (including changes due to devaluation of the U.S. dollars or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the U.S. dollar would decrease (1) the Investor’s Currency-equivalent yield on the bonds and (2) the Investor’s Currency-equivalent value of the principal payable on the bonds. Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

Risks related to the State of Israel and the geopolitical and economic environment
The war in Gaza has had and may continue to have an adverse effect on the Israeli economy, foreign relations and Israel’s sovereign credit ratings.
The war in Gaza that started on October 7, 2023, has negatively affected various sectors of the Israeli economy and growth drivers, such as private consumption. In the fourth quarter of 2023, GDP contracted by 20.9% (annual rate, seasonally adjusted). Public consumption increased quarter-on-quarter in the fourth quarter of 2023, somewhat mitigating the war’s negative effects on growth, and by the third quarter of 2024 public consumption (annual rate, seasonally adjusted quarter-on-quarter) had increased to a higher level than prior to the war.
Public expenditure rose significantly as war costs increased security expenditure. Additionally, civil expenditure rose as the government financed accommodations of civilians that were displaced within Israel. As a result, the deficit rose to 4.1% of GDP in 2023 and the public debt-to-GDP ratio for 2023 increased to 61.5%. In 2024, which was a full year of Israel at war, the deficit continued to rise, reaching 6.8% of GDP, leading to an increase in the debt-to-GDP ratio to 67.9%.
The war’s impact on Israel, and the need to allocate substantial human and other resources to the war effort, resulted in a broader disruption to the economy. Some towns in southern and northern Israel were evacuated. In October 2023, approximately 764,000 people were absent from work due to economic reasons and reasons related to the war and, while these numbers steadily decreased to approximately 65,000 in December 2024, the war has negatively impacted the labor market and economy, including private consumption. Measures taken by the government to support households and businesses may further increase Israel’s deficit.
On March 13, 2024, the Knesset approved the FY 2024 Additional Budget. The FY 2024 Additional Budget included increases in the debt-to-GDP ratio and the deficit relative to the initial 2024 budget passed in 2023. The updated budget also included additional revenue-raising policies. The Knesset approved two additional FY 2024 budget increases — in September and December of 2024. On March 24, 2025, the Knesset approved the budget law for 2025 after operating with a temporary budget over the first quarter of the year, under which certain measures were enacted to both boost revenues and curtail expenditure commitments. Certain taxes were raised in an effort to fund war-related expenditures and stem the growth of the budget deficit. Under this FY 2025 budget, public expenditure, including for civil and defense purposes, is expected to continue to rise.
The full impact of the war on Israel’s foreign relations is not yet clear. Israel has received support from key members of the international community, including many grassroots organizations and the Jewish diaspora, who reiterated Israel’s right to self-defense. While criticism regarding the humanitarian situation in Gaza has recently increased, often amplified by Iranian-aligned and antisemitic actors, Israel maintains strong support from allies, especially the United States, Germany and additional EU member states. In spite of growing efforts by several actors in the international community to exert pressure on Israel through political and legal warfare, Israel believes its international stance remains strong. Israel’s decision to launch a military operation against Iran’s nuclear and ballistic missiles capabilities and assets has been met with firm backing from like-minded countries. Israel believes that this action will contribute to the security and stability of the Middle East and the broader international community, and that it has reinforced Israel’s strong ties with the United States.
Since the start of the war, some notable changes have taken place. Nicaragua and Belize have severed their diplomatic relations with Israel and other countries (including Brazil, Honduras, Chile, Colombia, South Africa, Turkey, Jordan and Chad) have recalled their ambassadors for consultation. Israel recalled its ambassadors to Turkey, Norway, Ireland, and Spain due to statements made by the leaders of those countries that Israel considers inappropriate. However, other countries have expressed support for Israel and, since the start of the war, more than 70 country leaders and foreign ministers have visited Israel. While the full impact of the war on Israel’s foreign relations is not yet clear, it is possible that Israel’s diplomatic relations with other countries may be negatively affected.
On December 29, 2023, South Africa instituted proceedings against Israel in the International Court of Justice (the “ICJ”), requesting that the ICJ rule that Israel is violating the Convention on the Prevention and

Punishment of the Crime of Genocide in the war in Gaza. The ICJ issued provisional measures on January 26, 2024, March 28, 2024, and May 24, 2024, relating to Israel’s conduct in the war in Gaza and related reporting. The case is pending, and Israel maintains that it continues to act in full compliance with applicable law.
On November 21, 2024, the International Criminal Court seated in The Hague (the “ICC”) announced the issuance of arrest warrants against Prime Minister Netanyahu and former Minister of Defense Yoav Gallant for war crimes and crimes against humanity. However, Israel is not a member of the court, and Israel’s position is that the arrest warrants violate Israel’s right to defend itself and carry out actions vital to any democratic state that operates according to the rule of law and fights against terror. On December 13, 2024, Israel filed two appeals against the decision of the ICC. The effects of the ICC’s issuance of the warrants on Israel’s foreign relations (including whether they will be enforced by an ICC member state), if any, are not clear.
On June 10, 2025, the UK imposed sanctions on two Israeli Government Ministers, Minister for Finance and Additional Minister of Defense Bezalel Smotrich and Minister for National Security Itamar Ben-Gvir, pursuant to the UK’s Global Human Rights sanctions programme. The UK measures were announced alongside similar sanctions imposed by Australia, Canada, New Zealand and Norway. Israel does not currently expect these countries’ sanctions to have any material impact on the ability of the ministers or their related government bodies to function; however, the ultimate effects, if any, of the sanctions are unclear.
In October 2023, following the outbreak of the war in Gaza, S&P reaffirmed the rating of the State of Israel at AA- and changed its outlook from “Stable” to “Negative”. In April 2024, S&P downgraded Israel’s credit rating to A+ from AA- and placed Israel’s outlook on “Negative”, and in October 2024, S&P further downgraded Israel’s credit rating to A, with a “Negative” outlook. In May 2025, S&P affirmed Israel’s credit rating at A with a “Negative” outlook.
In April 2023, Moody’s Investor Services (“Moody’s”), reaffirmed Israel’s credit rating at A1 but changed its rating outlook from “Positive” to “Stable”. In October 2023, Moody’s placed Israel on “Rating Under Review”, and in February 2024, Moody’s downgraded Israel’s credit rating to A2 from A1, with a “Negative” outlook. In September 2024, Moody’s further downgraded Israel’s credit rating to Baa1, with a “Negative” outlook. In July 2025, Moody’s affirmed Israel’s credit rating at Baa1 with a “Negative” outlook.
In March 2023, Fitch Ratings (“Fitch”), reaffirmed Israel’s A+ credit rating and left its “Stable” outlook. In October 2023, following the outbreak of the war in Gaza, Fitch reaffirmed Israel’s credit rating at A+ but placed Israel on “Rating Watch Negative” (“RWN”) due to the possible market impacts of the war. In April 2024, Fitch affirmed Israel rating at A+ and lifted the RWN but placed Israel’s outlook on “Negative”. In August 2024, Fitch downgraded Israel’s credit rating to A from A+, with a “Negative” outlook. In March 2025, Fitch affirmed Israel’s credit rating at A with a “Negative” outlook.
Although there have been no further credit downgrades, other ratings agencies may also review Israel’s rating and it is possible that current events will continue to negatively affect such ratings.
It is currently unclear how long the war against Hamas in Gaza may continue. If the war or other regional conflicts further escalate, or the level of instability and violence increases, this may lead to adverse military, social and economic implications.
Israel’s political environment and military activity level may continue to be volatile.
The Middle East and North Africa, including Israel, have experienced significant political instability, and Israel has been subject to ongoing security concerns. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. Political instability in the Middle East has increased since the terrorist attacks of September 11, 2001, news of Iran’s reported nuclear program and the emergence of the ISIS terrorist organization. Since 2005, when Israel withdrew from the Gaza Strip, terrorist violence against Israel from Gaza has increased. On October 7, 2023, Hamas, a terrorist group, launched an unprecedented terror attack on Israel from the Gaza Strip. Following the attack, Israel’s Minister of Defense declared a special home front situation in the region, which was later extended to the entire country. Subsequently, Israel’s Ministerial Committee for National Security Affairs decided to undertake military action, which resulted in the drafting of more than 300,000 reservists, and launching the war in Gaza with the aim of negating Hamas’ political and military capabilities in Gaza and securing the release of all hostages. In light of these developments, leaders from opposition parties joined the government as part of an emergency unity government, which was in place until June 9, 2024, until the departure of the National Unity Party from the government.
In northern Israel, Israel shares borders with Syria and Lebanon, where Hezbollah, another Iranian-backed terrorist group, is active. From the beginning of the war in Gaza, Hezbollah launched a myriad of aerial attacks into northern Israel, which forced many residents to relocate from their homes. In October 2024, Israel launched a limited ground operation in the border villages of southern Lebanon, intending to prevent a potential imminent incursion by Hezbollah terrorists. On September 27, 2024, in a decisive blow to Hezbollah, Israeli forces eliminated Hassan Nasrallah, Hezbollah’s leader, in a targeted airstrike on the group’s headquarters in Beirut. Just days later, on October 3, 2024, Israel struck again, eliminating Nasrallah’s designated successor, Hashem Safieddine, along with other senior Hezbollah officials, severely disrupting the organization’s leadership and marking a strategic turning point in Israel’s confrontation with the Iran-backed militia. A 60-day ceasefire between Israel and Hezbollah began on November 26, 2024 and was extended until February 18, 2025.
The ceasefire terms required that neither Hezbollah nor any other armed group have weapons in areas near the border south of the Litani river, which is north of the Israel-Lebanon border, and Israel was to pull all its forces from southern Lebanon. As of June 2025, Israel maintains control over five strategic locations in southern Lebanon to prevent Hezbollah from strengthening its position and reclaiming key areas, while it has conducted limited airstrikes on Hezbollah sites in the region. Tensions have risen on these borders, necessitating Israel to take limited military action. Although Israel, together with the United States and other allies, is striving to prevent further escalation of the various wars and other military activity, there remains a risk that a wider regional conflict may yet occur.
For decades, Iran has clearly and publicly stated its intentions to destroy Israel and has systematically pursued a comprehensive plan to eliminate Israel, built upon the development of nuclear weapons, production and accumulation of a vast arsenal of ballistic missiles and the establishment of a network of armed proxies encircling Israel. Hamas and other terrorist organizations in Gaza, members of this proxy network, invaded and carried out the horrific massacre of Israeli civilians in the towns and villages near Gaza on October 7, 2023. This unprecedented attack was followed by additional attacks, launched by Iran and its proxies from Lebanon, Iraq and Yemen, to which Israel responded with direct strikes.
On April 13, 2024, Iran attacked Israel with more than 300 drones, cruise missiles and ballistic missiles. The Israel Defense Forces, together with an international and regional military coalition, intercepted 99% of the missiles and drones. On October 1, 2024, Iran launched an additional attack of 181 ballistic missiles toward Israel which were thwarted nearly in full. Israel responded against Iran with limited military action.
The Houthis, an Iranian-backed terrorist militia based in Yemen, carried out multiple missile and drone strikes on Israel during the Gaza war as part of a resistance effort against Israel. On July 20, 2024, Israel initiated its first significant strike on Houthi infrastructure. This action followed a February 2024 intervention by a coalition of U.S. and U.K. forces, who took military action against the Houthis due to the disruption of Red Sea trade caused by Houthi terrorism. Israel conducted additional strikes on Houthi targets in September and December 2024.
In December 2024, the Assad regime in Syria was overthrown by jihadi groups. Recent developments in Syria have brought about significant changes, prompting Israel to take military action to protect its security interests in the region. These actions are aimed at addressing emerging jihadi threats and preserving Israel’s strategic position amidst growing instability nearby.
On January 19, 2025, a three-phase framework for the release of hostages and a ceasefire in Gaza was initiated following U.S.-led negotiations and international mediation, and 33 Israeli hostages were returned to Israel in the first phase in exchange for the release of Palestinian prisoners. However, the ceasefire ended in March 2025 and the parties did not progress to the second phase.
Iran has engaged in years of developing a clandestine nuclear program, and discoveries of rapidly accumulating highly enriched uranium well beyond what is necessary for peaceful purposes created an imminent threat to Israel, the region and beyond, with a short breakout time to nuclear weapon capability.

In response, on June 13, 2025, Israel launched a precision operation to target Iran’s nuclear and military sites, including missile launchers and enrichment facilities (also known as “Operation Rising Lion”). In retaliation, Iran launched more than 1,000 drones and 500 ballistic missiles at Israel, causing loss of life and property. However, the economic and structural impacts were greatly diminished as the Israel Defense Forces intercepted the majority of incoming threats.
On June 22, 2025, the United States acted decisively to neutralize three key facilities of Iran’s nuclear program. This operation was conducted in full coordination with Israel, underscoring the deep strategic alliance between the two nations, an enduring partnership rooted in shared values and mutual interests. On June 24, 2025, the Government of Israel announced that it had achieved all of its objectives in Operation Rising Lion and agreed to President Trump’s proposal for a bilateral ceasefire. However, once again, the risk of further military escalations and broader regional conflicts remains.
If the war in Gaza or other related military conflicts escalate, or the level of instability and violence increases in the future, including through the involvement of additional actors in attacks against Israel, Israel’s capital markets, the Israeli economy, Israel’s sovereign credit ratings, the level of tourism in Israel and foreign investment in Israel may suffer, among other military, social and economic implications.
Since January 2011, there has also been political instability and civil unrest in numerous Middle Eastern and North African countries, including Bahrain, Libya, Egypt, Tunisia and Yemen. Recent anti-government protests and related violence in Iran remain ongoing. In the past, unrest in Middle Eastern and North African countries has resulted in the removal of long-standing leadership in several of the aforementioned countries and created turbulent political situations in others.
As Israel is situated in this region, it closely monitors these events, aiming to protect its economic, political and security interests. The delicate relations between Israel and its neighbors could become more fragile with the domestic turmoil and change in regimes. To date, countries that have signed peace agreements with Israel have remained committed to them, regardless of internal political developments. Nevertheless, there can be no assurance that such instability in the region will not escalate in the future or will not spread to additional countries in the region. Military efforts have significantly decreased the presence of ISIS (Islamist State in Iraq and Syria) in Syria and Iraq, but there is growing concern regarding Shiite militias taking control over the relinquished territory and the creation of a land corridor from Tehran to the Mediterranean under Iranian influence.
From 2019 to 2022, there were five legislative elections in Israel. In November 2022, legislative elections were held in Israel to elect the 25th Knesset, following the dissolution of the previous governing coalition. The 2022 elections saw the political party Likud, led by then-former Prime Minister Benjamin Netanyahu, achieve a parliamentary majority. Following the elections, President Isaac Herzog selected Benjamin Netanyahu of the Likud party to form a coalition government. On December 29, 2022, the State of Israel’s new government was formed. Benjamin Netanyahu is currently standing trial on corruption and it is not clear to what extent this will affect the stability of the government.
Following the October 7, 2023 attack by Hamas on Israel, leaders from opposition parties joined the government as part of an emergency unity government, which was in place until June 9, 2024, when the National Unity Party led by Benny Gantz resigned from the unity government. In September 2024, Knesset Member Gideon Sa’ar joined the coalition government and cabinet to support its actions during the war.
On January 19, 2025, National Security Minister Itamar Ben-Gvir and members of his “Otzma Yehudit” party submitted their resignation letters from the government and coalition. Their resignation stems from opposition to the three-phase Israel — Hamas war ceasefire framework. With the resumption of military operations by Israel in Gaza in March 2025, the “Otzma Yehudit” party returned to the government and the coalition.
External or other factors, including regional and international political and economic conditions, may adversely affect Israel’s access to credit.
Israel’s access to credit in the international capital markets is affected by regional and international political and economic conditions, including interest rates in financial markets outside Israel, the impact of changes in the credit rating of Israel, the global, regional and Israeli security situations, the economic growth and stability of Israel’s major trading partners and the global high-tech market. As a result, political, economic or market factors, which may be outside Israel’s control, may impact the debt dynamics of Israel and could adversely affect Israel’s cost of funds in the international capital markets. In addition, any negative change in the credit rating of Israel could adversely affect the Israel’s access to capital or could impact Israel’s debt financing costs.
Israel is a foreign sovereign state and accordingly it may be difficult to obtain or enforce judgments against it.
Israel is a sovereign state. Although Israel has waived its sovereign immunity in respect of the bonds, except for its sovereign immunity in connection with any actions arising out of or based on United States federal or state securities laws, enforcement in the event of a default may nevertheless be impracticable by virtue of legal, commercial, political or other considerations.
Because Israel has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a United States judgment against Israel based on such laws unless a court were to determine that Israel is not entitled under the United States Foreign Sovereign Immunities Act of 1976, as amended, to sovereign immunity with respect to such actions.
The current global economic climate and continued economic disruption in Europe and the Middle East, and the ongoing conflicts in the Middle East, may have an adverse effect on Israel’s economy.
Israel’s economy is affected by current global economic conditions, including regional and international rates of economic growth. Recent political and economic developments in the global economy, including the war against Hamas in Gaza and the recent military conflict with Hezbollah in Lebanon, the military activity by Israel, on the one hand, and the Houthis and Iran, on the other hand, against each other, the military conflict in Ukraine, and high rates of inflation and related economic curtailment initiatives (such as interest rate increases), have led to increased market volatility and decreased consumer confidence and may have a continuing negative impact on the European and global economy. The potential impact of such developments on Israel is uncertain.
Although Israel’s economy showed moderate rates of growth in recent years prior to the war in Gaza, the war in Gaza has resulted in a disruption to the Israeli economy, particularly in the fourth quarter of 2023, and continues to impact various sectors. While the economy’s GDP growth rebounded in the first quarter of 2024, the rest of 2024 showed more moderate growth. There can be no assurance that a prolonged negative global economic and political climate would not negatively affect Israel’s economy. As a result of the 2009 – 2012 sovereign debt crisis in Europe, there was significant price volatility in the secondary market for sovereign debt of European and other nations at the beginning of the prior decade. More recently, the impact of the war against Hamas, military conflicts with Hezbollah and related regional tensions, and inflationary pressures caused in part by the Russia-Ukraine conflict, have also impacted European sovereign debt markets. If such price volatility were to occur again, it could lead to a decline in the recoverability and value of the market price of Israel’s debt securities, including the bonds. Sluggish economic growth or negative growth in the European Union, which is one of Israel’s major trading partners, could have a material adverse impact on Israel’s balance of trade and adversely affect Israel’s financial condition.
Cybersecurity breaches on Israel’s banking sector, if experienced, may have deleterious impacts.
The sophistication of new technologies has increased the scope of cyber-attacks and the risk that the Israeli banking sector may become subject to such cyber-attacks. This has heightened the need for regulators to expand financial resources and to hire and deploy staff that possess expertise in technology and cybersecurity.
The scope of cyber-attacks may continue to develop due to the adoption and promotion of innovation and digital transformation in Israel’s banking system. In view of the trends in cyber-attacks observed in previous years, cyber-attacks may also intensify due to the increased sophistication and activities of the attackers. This includes a continuing upward trend in both the number of events and their sophistication; the exploitation of vulnerabilities (both recognized and unrecognized) in order to carry out attacks; diverse abilities and intentions on the part of attackers; and continued exploitation of the supply chain as a vector of attack.

As cyber-attacks continue to evolve in scope and sophistication, Israeli banking system entities (entities supervised by the Banking Supervision Department) and the Banking Supervision Department are concentrating efforts to increase cyber resilience and cyber defense capabilities. Any such cyber-attacks and/or cybersecurity breaches targeting or affecting Israel may disrupt the functioning of, or cause economic harm to, the Israeli banking sector and the Israeli economy.
The successful development of Israel’s natural gas reserves involves certain risks that may make expected natural gas production levels unobtainable.
There are numerous uncertainties associated with estimating quantities of natural gas reserves and projecting future rates of production and the level of revenue Israel will recover from its natural gas fields. These items are, in part, dependent on the reliability of seismic measurement technologies and the future international market for natural gas and other energy substitutes, as well as future development and operating costs, all of which may in fact vary considerably from Israel’s current assumptions concerning royalties and tax revenues. Moreover, certain of Israel’s neighboring countries have asserted mineral rights with respect to certain natural gas reserves to which Israel currently lays claim. On November 14, 2022, the signing of an agreement of principles ended the maritime border dispute between Israel and Lebanon. The agreement was made between the State of Israel, the French company TotalEnergies, and the Italian company ENI. Together, these entities comprise a consortium that holds the license to develop the Block 9 reservoir in Lebanon. The signed political agreement maintains that the Block 9 reservoir will not be developed without upholding Israel’s economic rights. Now that the agreement of principles has been signed, the consortium expects to begin an exploration process in the reservoir. Should natural gas be found, Israel expects an economic plan for the development of the reservoir to be drafted.
Any failure to meet expected natural gas production targets on the forecasted timelines, or at all, could have a negative impact on Israel’s progress towards energy independence or the revenues that will be received by the State of Israel.

UNITED STATES FEDERAL INCOME TAXATION
U.S. Taxation
The following summary describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of a bond acquired at the issue price pursuant to this offering. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder by the U.S. Department of the Treasury (“Treasury Regulations”), published rulings and court decisions, all as in effect on the date of this prospectus supplement. All of these laws and authorities are subject to change at any time, perhaps with retroactive effect. No assurances can be given that any changes in these laws or authorities will not affect the accuracy of the discussions set forth in this summary. This summary does not cover any U.S. state, U.S. local, non-U.S. or any other tax issues not expressly discussed herein, nor does it cover issues under the U.S. federal estate or gift tax laws.
Israel has not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS will agree with all of such statements and conclusions. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the bonds.
This summary addresses only beneficial owners that hold a bond as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular bondholder in light of the bondholder’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). In particular, this summary does not address all tax considerations applicable to special classes of taxpayers, such as:
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investors who do not purchase the bonds in this offering at the offering price;

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dealers in securities or currencies, banks, regulated investment companies, real estate investment trusts, tax-exempt organizations and life insurance companies;

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traders in securities that elect to use a mark-to-market method of accounting;

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persons that purchase or sell the bonds as part of a wash sale for U.S. federal income tax purposes;

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persons that hold the bonds as part of a hedging transaction or as a position in a straddle or conversion transaction for U.S. federal income tax purposes;

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persons subject to special tax accounting rules under Section 451(b) of the Code;

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partnerships or other entities treated as partnerships for U.S. federal income tax purposes, or persons holding the bonds through partnerships or other pass-through entities; and

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U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a bond, the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Holders of bonds that are partnerships and partners in those partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of bonds.
In certain circumstances (see “Description of the Bonds — Repurchase by the State Under Other Terms and Conditions” and “Early Redemption — Redemption at the Option of the State”), Israel may pay amounts on the bonds that are in excess of stated interest or principal on the bonds. These potential payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these Treasury Regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies in the aggregate are considered “remote” or “incidental” or, in certain circumstances, either it is significantly more likely than not that none of the contingencies will occur or the contingency results from an option of the issuer which, if exercised, would increase the yield to maturity of the bond. Israel believes that these contingencies should not cause the bonds to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Accordingly, Israel does not intend to treat the possibility of paying such premium as causing the bonds to be treated as contingent payment debt instruments. Israel’s determination generally is binding on a bondholder unless such bondholder discloses its contrary position in the manner required by the applicable Treasury Regulations. It is possible that the IRS may take a different position, in which case, if such position is sustained, the timing and amount of income included and the character of the income recognized with respect to the bonds may be materially and adversely different from the consequences discussed herein. The remainder of this discussion assumes that the bonds will not be treated as contingent payment debt instruments. You should consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the bonds.
Israel expects, and the remainder of this summary assumes, that the bonds (other than the Savings Series bonds) will be issued with less than a de minimis amount of “original issue discount” (“OID”) for U.S. federal income tax purposes.
This summary is for general informational purposes only. You should consult your own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds in light of your particular circumstances, as well as the effect of any relevant U.S. state, U.S. local, non-U.S. or other tax laws.
U.S. Holders
The following discussion applies to you if you are a U.S. Holder. As used herein, a “U.S. Holder” means a beneficial owner of a bond who or that is:
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an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation without regard to its source; or

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a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” as defined in the Code and Treasury Regulations (each a “U.S. Person”) have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, and that has made a valid election under the applicable Treasury Regulations to be treated as a U.S. trust.

If you are not a U.S. Holder, this discussion does not apply to you and you should refer to “— Non-U.S. Holders” below.
Interest on a Bond.   Payments or accruals of stated interest, with respect to the Jubilee Fixed Rate Series bonds, and of qualified stated interest (as defined under “— Original Issue Discount” below), if any, with respect to the Savings Series bonds, generally will be taxable to you as ordinary income at the time they are accrued or actually or constructively received. Interest on a bond will constitute income from sources outside the United States and, under the “foreign tax credit” rules, that interest generally will, depending on your circumstances, be categorized as “passive” income or another category of income for purposes of computing the “foreign tax credit” allowable to you under the U.S. federal income tax laws.
Original Issue Discount for Savings Series Bonds.   The following discussion regarding OID pertains only to the Savings Series bonds, and not to the Jubilee Fixed Rate Series bonds.
Because no payments provided by the Savings Series bonds are expected to constitute qualified stated interest (as defined below), such Savings Series bonds are expected to be issued at a discount from their stated redemption price at maturity (as defined below) that equals or exceeds the product of one-fourth of one percent (0.25 percent) of their stated redemption price at maturity multiplied by the number of full years to their maturity. As such, the Savings Series bonds are expected to be “OID Bonds.” The difference between the issue price and the stated redemption price at maturity of such bonds will be the OID. The “issue price” of a bond will be the first price at which a substantial amount of the bonds is sold to the public (i.e., excluding sales of the bonds to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a bond will include all payments provided by the bond other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments issued by Israel) at least annually during the entire term of the bond at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices. If you hold an OID Bond, you generally will be subject to special tax accounting rules for obligations issued with OID. You should be aware that, as described in greater detail below, you generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
In general, if you are the bondholder of an OID Bond, regardless of whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of OID on the bond for all days during the taxable year that you own the bond. The daily portions of OID on an OID Bond are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an OID Bond, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. If you are the initial bondholder, the amount of OID on an OID Bond allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the OID Bond at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a bond is the discount rate that causes the present value of all payments on the bond as of its original issue date to equal the issue price of the bond. The “adjusted issue price” of an OID Bond at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to the bond in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by you in respect of an OID Bond denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.
You generally may make an irrevocable election to include in your income all interest that accrues on a bond (i.e., the excess of all remaining payments to be received on the bond, including payments of qualified stated interest, over the amount you paid for the bond) under the constant-yield method described above.
If you are a subsequent U.S. Holder of an OID Bond that purchases the bond at a cost less than its remaining redemption amount (as defined below), or you are an initial U.S. Holder that purchases an OID Bond at a price other than the bond’s issue price, you also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire the OID Bond at a price greater than its adjusted issue price, you are required to reduce your periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a bond is the total of all future payments to be made on the bond other than payments of qualified stated interest.
As discussed above, at the option of Israel, the bonds may be redeemed prior to their stated maturity (see “Description of the Bonds — Repurchase by the State Under Other Terms and Conditions” and “Early Redemption — Redemption at the Option of the State”). Bonds that are redeemed prior their stated maturity, including OID Bonds, may be subject to special rules that differ from the general rules discussed above. You should consult your tax adviser about the tax consequences of investing in OID Bonds.
Disposition of a Bond.   You generally will recognize capital gain or loss on the sale, exchange, retirement, redemption or other taxable disposition of a bond equal to the difference between the amount realized on such disposition (not including any amounts attributable to accrued but unpaid interest, which will be taxed as ordinary income to the extent not previously included in income) and your adjusted tax basis in the bond. Your “amount realized” generally will be the sum of cash plus the fair market value of any property received upon the sale, exchange, retirement, redemption or other disposition of a bond. Your “adjusted tax basis” in a bond generally will equal its cost to you, and, in the case of a Savings Series bond, is increased by any amounts that you are required to include in income under the rules governing OID.
Generally, such capital gain or loss will be long-term capital gain or loss if at the time you recognize such gain or loss, you held the bond for more than one year, and will be short-term capital gain or loss if you held the bond for one year or less. Long-term capital gains of non-corporate U.S. Holders generally will be taxed at lower rates than items of ordinary income. Your ability to offset capital losses against ordinary income is limited. Any gain or loss you recognize on the sale, exchange, retirement, redemption or other taxable disposition of a bond generally will be treated as income from sources within the United States or loss allocable to income from sources within the United States for “foreign tax credit” limitation purposes.
Medicare Tax.   If you are a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% Medicare tax on the lesser of (i) your “net investment income” (or, in the case of an estate or trust, the “undistributed net investment income”) for the relevant taxable year and (ii) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally includes your interest income and your net gains from the disposition of a bond, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you should consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the bonds.
Information with Respect to Foreign Financial Assets.   Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year, or $75,000 at any time during the taxable year, may be required to file information reports with respect to such assets with their U.S. federal income tax returns. Depending on the bondholder’s circumstances, higher threshold amounts may apply. “Specified foreign financial assets” include any financial accounts maintained by non-U.S. financial institutions, as well as securities held for investment and issued by non-U.S. Persons (which includes the bonds) that are not held in accounts maintained by financial institutions. Failure to file information reports may subject you to penalties. In addition, the statute of limitations for assessment of tax would be suspended in whole or part. You should consult your own tax advisors regarding your obligation to file information reports with respect to the bonds.
Purchase of Shalom Savings Bonds and eShalom Savings Bonds.   A purchaser of Shalom Savings Bonds or eShalom Savings Bonds that are issued to a permitted bondholder may be entitled to a deduction for U.S. federal income tax purposes equal to the purchase price of the bond. However, the ability to take a charitable deduction for U.S. federal income tax purposes is subject to various limitations and conditions, and is subject to periodic changes in law. A purchaser of Shalom Savings Bonds or eShalom Savings Bonds intending to take a charitable deduction will need to request documentation required for any such deduction from the permitted bondholder of the bonds. You should consult your own tax advisors regarding the U.S. federal income tax consequences of the purchase of Shalom Savings Bonds or eShalom Savings Bonds.
Non-U.S. Holders
The following discussion applies to you if you are a beneficial owner of a bond and are not a partnership for U.S. federal income tax purposes and not a U.S. Holder as defined above (a “Non-U.S. Holder”).
Interest on a Bond.   Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax, including withholding tax, on payments of interest on a bond unless the interest on the bond is treated for U.S. federal income tax purposes as “effectively connected” with your conduct of a trade or business within the United States (and in addition, if you are claiming benefits under an applicable income tax treaty, the interest is attributable to a permanent establishment or fixed base (in each case, within the meaning of such treaty) maintained by you within the United States). If you are engaged in a U.S. trade or business and the interest income is deemed to be effectively connected to that trade or business, you generally will be subject to U.S. federal income tax on such interest in the same manner as a U.S. Holder, as described above (unless the interest is excluded under an applicable tax treaty). If you are treated as a corporation for U.S. federal income tax purposes you may, in certain circumstances, also be subject to an additional U.S. “branch profits tax” in respect of any such “effectively connected” interest income currently imposed at a 30% rate (or a lower rate under an applicable tax treaty).
Disposition of a Bond.   Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax or withholding tax on any capital gain realized upon the sale, exchange, retirement, redemption or other disposition of a bond unless: (1) the gain is treated for U.S. federal income tax purposes as “effectively connected” with your conduct of a trade or business within the United States (and in addition, if you are claiming benefits under an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base (in each case, within the meaning of such treaty) maintained by you within the United States); or (2) you are a nonresident alien individual who is present in the United States for a total of 183 days or more during the taxable year in which you recognize the capital gain, and either: (i) the gain is attributable to an office or fixed place of business maintained by you in the United States; or (ii) you have a “tax home” (as defined in the Code) in the United States during the taxable year in which you recognize the capital gain.
If you are described under (1) above, you generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. Holder, as described above, and, if you are a corporation for U.S. federal income tax purposes, you may, in certain circumstances, also be subject to the U.S. branch profits tax as described above. If you are described under (2) above, you generally will be subject to a 30% U.S. federal tax on such gain, which may be offset by certain U.S. source capital losses (notwithstanding the fact that you are not considered a U.S. resident for U.S. federal income tax purposes). Any amount attributable to accrued but unpaid interest on a bond generally will be treated in the same manner as payments of interest made to you, as described above under “— Interest on a Bond.”
Backup Withholding and Information Reporting.   If you are a U.S. Holder, and unless you prove that you are exempt, information reporting requirements will apply to payments of principal and interest on a bond if such payments are made within the United States. Such payments will be considered made within the United States if transferred to an account maintained in the United States or mailed to a United States address, and the amount is paid by or through a custodian, nominee or other agent that is a “U.S. Controlled Person,” as defined below. Backup withholding will apply to such payments of principal and interest if you fail to demonstrate your eligibility for an exemption and you (i) fail to provide an accurate taxpayer identification number, or (ii) in the case of interest payments, fail to certify that you are not subject to backup withholding or are notified by the IRS that you have failed to report all interest and dividend income required to be shown on your U.S. federal income tax returns.
If you are a Non-U.S. Holder, backup withholding and information reporting generally will not apply to payments of principal and interest on a bond, but you may be required to comply with certification and identification procedures or otherwise establish your eligibility for an exemption. The payment of proceeds of a sale or redemption of a bond effected at the U.S. office of a broker generally will be subject to the information reporting and backup withholding rules. In addition, the information reporting rules will apply to payments of proceeds of a sale effected at a non-U.S. office of a broker that is a “U.S. Controlled Person,” as defined below, unless the broker has documentary evidence that you are not a U.S. Person (and has no actual knowledge or reason to know to the contrary) or you otherwise establish an exemption. The backup withholding rules will apply to such payments if the broker has actual knowledge that you are a U.S. Person.
A “U.S. Controlled Person” is a broker that is, for U.S. federal income tax purposes:
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a U.S. Person;

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a “controlled foreign corporation”;

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a non-U.S. Person 50% or more of whose gross income is “effectively connected” with a U.S. trade or business for a specified three-year period; or

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a non-U.S. partnership in which U.S. Persons hold, at any time during the non-U.S. partnership’s tax year, more than 50% of the income or capital interests or which is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a bondholder of a bond generally will be allowed as a refund or a credit against the bondholder’s U.S. federal income tax liability as long as the bondholder provides the required information to the IRS in a timely manner.
Israeli Taxation
Under Israeli law as presently in effect, payments made under the bonds to bondholders who are not residents of Israel will be exempt from Israeli taxation, and for such bondholders, there are no transfer, stamp or similar taxes under the laws of Israel payable in connection with the issuance, transfer or sale of the bonds.

PROSPECTUSJULY 29, 2025

STATE OF ISRAEL
BONDS

The State of Israel, which may be referred to in this prospectus as Israel or the State, may offer up to U.S.$5,000,000,000 aggregate principal or maturity amount of its bonds.
Israel may offer the bonds from time to time as separate issues. Israel will provide a prospectus supplement describing the amounts, prices and terms of each issue of bonds it is offering. You should read this prospectus and any prospectus supplement carefully before you invest.
Israel will sell the bonds through the Development Corporation for Israel (which we may refer to as DCI in this prospectus). With the prior written consent of Israel, DCI may utilize the services of other brokers and dealers who are regularly engaged in the securities business and may allow reasonable concessions or commissions to such brokers and dealers. Israel may sell the bonds outside of the United States through additional underwriters or dealers, as will be described in the applicable prospectus supplement.
See the section entitled “Risk Factors” in the accompanying prospectus supplement for a discussion of certain factors you should consider before investing in the bonds.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. Israel has not authorized anyone to provide you with different or additional information. Israel is not making an offer of these securities in any place where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Development Corporation for Israel P.O. Box 5263, New York, New York 10150-5263 Member FINRA

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WHERE YOU CAN FIND MORE INFORMATION
ABOUT THE STATE OF ISRAEL
Israel is not subject to the informational requirements of the Securities Exchange Act of 1934. Israel files annual reports on Form 18-K with the Securities and Exchange Commission, or the SEC, on a voluntary basis. These reports and any amendments to these reports include certain financial, statistical and other information about Israel and may be accompanied by exhibits. You may read and copy any document Israel files with the SEC at the SEC’s public reference room located at the Office of Investor Education and Assistance, U.S. Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-0213. Israel’s SEC filings, including the Registration Statement of which this prospectus forms a part, are also available to the public from the SEC’s website at http://www.sec.gov. You may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330.
The SEC allows Israel to “incorporate by reference” into this prospectus the information Israel files with it. This means that Israel can disclose important information to you by referring you to those other documents filed by Israel with the SEC. Information that is incorporated by reference is an important part of this prospectus. Israel incorporates by reference the following documents:
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Israel’s Annual Report on Form 18-K for the year ended December 31, 2012, file number 002-94917, as amended through the date of this prospectus.

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Israel’s Annual Report on Form 18-K for the year ended December 31, 2023, file number 002-94917, as amended through the date of this prospectus.

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Israel’s Annual Report on Form 18-K for the year ended December 31, 2024, file number 002-94917, as amended through the date of this prospectus.

Israel also incorporates by reference all future annual reports and amendments to annual reports until it sells all of the bonds covered by this prospectus. Each time Israel files a document with the SEC that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.
You may read and copy any of these filings at the SEC’s public reference room or from the SEC’s website referred to above. You may also download a free copy of these filings from the website maintained by DCI at www.israelbonds.com, or request a free copy of these filings by writing to or telephoning Israel’s Head of Israel Economic Mission — Western Hemisphere, Ministry of Finance or the DCI at the following addresses and numbers:
Ministry of Finance
Government of Israel
800 Second Avenue, 17th Floor
New York, New York 10017
Telephone: (646) 779-6810
Facsimile: (646) 779-6815
Development Corporation for Israel
P.O. Box 5263
New York, New York 10150-5263
Telephone: 1-888-519-4111
Email: client.support@israelbonds.com

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USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, Israel will use the net proceeds from the sale of the bonds offered hereby for general purposes of the State.

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DESCRIPTION OF THE BONDS
Israel will issue the bonds from time to time as separate issues. The bonds will be issued pursuant to a fiscal agency agreement between Israel and a fiscal agent, unless Israel acts as the fiscal agent with respect to any issue. If the terms or conditions described in the prospectus supplement for a particular issue of bonds differ from the terms or conditions described in this prospectus, you should rely on the terms or conditions described in the prospectus supplement.
The following is a summary of certain terms of the bonds and is qualified by reference to the fiscal agency agreement and the form of notes included therein. Israel will describe the particular terms of any bonds in the prospectus supplement relating to those bonds. Those terms may include:
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the name of the issue of the bonds;

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the aggregate principal or maturity amount of the bonds;

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the price of the bonds;

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the minimum denomination of the bonds and any limitations on amounts that may be purchased;

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the issue date of the bonds;

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the stated maturity date on which Israel agrees to repay the bonds;

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the rate of interest the bonds will accrue, if any, and, if variable, the method by which the interest rate will be calculated;

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the dates when any interest payments are scheduled to be made;

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the date or dates from which interest will accrue;

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limitations on holding or transfer of the bonds, if any;

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whether and in what circumstances Israel may redeem the bonds before maturity;

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under which circumstances will physical certificates be issued;

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the currency or currencies in which the bonds are denominated, which may be U.S. dollars, another foreign currency or units of two or more currencies;

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the currency or currencies in which Israel may redeem the bonds at maturity or upon earlier repurchase or redemption and pay any interest thereon; and

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any other terms of the bonds.

The prospectus supplement may also describe any United States federal or Israeli income tax consequences and special considerations applicable to that particular series of bonds if applicable.
Status of the Bonds
The bonds will be the direct, general and unconditional obligations of Israel. The full faith and credit of Israel will be pledged for the due and punctual payment of all principal, interest and maturity amounts, as well as for the due and timely performance of all of Israel’s obligations with respect to the bonds.
Ranking of the Bonds
The bonds will constitute direct, general, unconditional, unsecured and unsubordinated external indebtedness of Israel for which the full faith and credit of Israel is pledged. The bonds of each series rank and will rank without any preference among themselves and equally with all other unsecured and unsubordinated external indebtedness of Israel. It is understood that this provision shall not be construed so as to require Israel to make payments under the bonds ratably with payments being made under any other external indebtedness.

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The Bonds
Issuance.   The bonds will be issued only in registered form without coupons, and upon original subscription, in such minimum denominations as may be set forth in the applicable prospectus supplement. Subscription for the bonds will be made on approved forms appropriately completed and executed and accompanied by the subscription price. The subscription price may be paid in United States dollars or such other currency or currencies as Israel may authorize the fiscal agent to accept. A subscription is deemed accepted as of the date when the forms and purchase price are actually received in form acceptable to the fiscal agent and DCI.
Bond Certificates.   Subject to such limitations as may be set forth in the applicable prospectus supplement, the bonds will be issuable to any person or entity. The name of that person or entity or his, her or its nominee will be registered in the bond register maintained by the fiscal agent, in the case of a book entry, or inscribed on the face of the bond, in the case of physical certificates. In general, bonds will be issued only in book-entry form. Therefore, bond certificates will generally not be issued. Instead, the fiscal agent will deliver to the purchaser and owner of each bond a confirmation that the owner has been listed in the bond register as the registered owner of the bond along with other pertinent information. Certificates will be issued only to government agencies, pension funds, financial institutions and Employee Benefit Plans (as defined in the applicable prospectus supplement) that so request at the time of purchase. Certificates will be executed on behalf of Israel by its Prime Minister and its Minister of Finance, or by the Chief Fiscal Officer for the Western Hemisphere of the Ministry of Finance and the Deputy Chief Fiscal Officer for the Western Hemisphere of the Ministry of Finance, and countersigned by an authorized officer of the fiscal agent, and may contain legends or recitals not inconsistent with the fiscal agency agreement as may be approved by the fiscal agent. We will forward all notices relating to the bonds to the registered owner(s). Upon maturity of a book-entry bond or redemption of a book-entry bond, the fiscal agent will automatically pay the principal amount and accrued interest on the book-entry bond to the registered owner by mailing a check to the last address of the registered owner as listed in the bond register or making such payment in accordance with the direction provided by the registered owner to the fiscal agent. Bond certificate holders must present the physical certificate to the fiscal agent to receive payment.
Payment of Interest.   Some bonds are interest-bearing. For interest-bearing bonds, interest will be computed as provided in the applicable prospectus supplement. If the date of any payment, whether for interest, principal, maturity or redemption, is a Saturday, Sunday or other day on which the fiscal agent is authorized or required by law to be closed, payment will be made on the next business day, and no interest will accrue for the intervening period. Israel and the fiscal agent will treat the person or entity whose name is registered in the bond register maintained by the fiscal agent, in the case of a book-entry bond, or, inscribed on the face of the bond, in the case of a physical bond, as the absolute owner of the bond for all purposes, including receiving payment for the bond and interest payments, and neither Israel nor the fiscal agent will be affected by any notice to the contrary. Payments will be paid by check mailed to the bond owner at the address listed in the bond register or into a bank account held by the owner of the bond. In the case of bonds issued in the name of more than one holder, payment may be made in the names of all such holders. A trustee or other legal representative will succeed to all rights of a non-individual bond owner that has dissolved or terminated. An executor, administrator or other legal representative of a bond owner who has died will succeed to all the rights of a deceased bond owner. If any interest is not punctually paid, Israel will notify the fiscal agent of the amount of defaulted interest proposed to be paid on each bond and the date of such payment. The fiscal agent will then notify the bond owners of the proposed payment, and pay bond owners the defaulted interest.
Exchange and Split-up; Surrender of Bonds.   There will be no exchange or split-ups of bonds issued in minimum denominations, unless otherwise ordered by Israel. All other exchanges or split-ups will be subject to reasonable regulations of the fiscal agent and Israel. The fiscal agent will cancel all bonds surrendered for transfer or exchange. The bond owner will pay all expenses, charges or taxes in connection with any exchange or split-up.
Co-owners of Bonds.   Israel or the fiscal agent may require the signature of all bondholders in the case of the surrender of bonds issued in the names of more than one holder.

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Lost, Stolen or Mutilated Bonds.   If a bond is mutilated, lost, stolen or destroyed, then Israel may issue a new bond upon the production of such mutilated bond or upon evidence satisfactory to it and the fiscal agent, and, if so required by Israel, upon receipt of an indemnity and surety bond satisfactory to Israel and the fiscal agent and holding Israel and the fiscal agent harmless. If the bond was about to mature, Israel may pay for it without issuing a new bond. The newly issued bond will constitute the original contractual obligation of Israel, regardless of whether any person or entity tries to enforce the old bond. The bond owner will bear all expenses in connection with the replacement and delivery of a new bond. In the event a bond owner notifies Israel and the fiscal agent in writing that a bond certificate was never delivered, Israel will issue a new bond certificate to the bond owner for no cost no later than six (6) months following the original issue date of the bond.
Early Redemption
Repurchase by Israel at the Option of the Owner of the Bond
The bonds are subject to repurchase by Israel at the option of the owner, under the following circumstances: (i) upon the death of any natural person who was the original registered owner of the bond (“Original Owner”) or, in the event there is more than one Original Owner, upon the death of the last surviving Original Owner; (ii) upon the death of the Original Owner or, in the event there is more than one Original Owner, upon the death of the last surviving Original Owner, where such Original Owner(s) contributed the bond to a trust of which the Original Owner(s) is(are) the sole beneficiary(ies); provided that the obligation of Israel to repurchase upon death set forth in clauses (i) and (ii) above shall cease and terminate and shall not apply when the bond is owned by a transferee or assignee; (iii) upon the death of any natural person who owned such bond through an IRA, Roth IRA or Keogh or H.R. 10 Plan; provided that Israel may suspend or terminate the obligations to repurchase on death set forth in clauses (i), (ii) and (iii) above if, in the opinion of Israel, a material number of these persons shall have died as a result of war, epidemic, catastrophe of nature or other disaster; or (iv) upon the termination of any employee benefit plan which owned such bond; unless, in the case of an IRA, Roth IRA or a Keogh or H.R. 10 Plan, the beneficiary or administrator of such plan advises Israel or DCI that it intends to transfer such plan to another plan in a “rollover” transaction, as such term is defined in Section 402 of the Internal Revenue Code of 1986, within the time limit prescribed for such “rollover”. Israel will repurchase the bonds at the option of the owner, in connection with the events set forth in clauses (i)  — (iv) above, not more than sixty (60) days after delivery by the owner to the fiscal agent of a written demand and other necessary legal documents required by Israel or the fiscal agent. The owner will not be charged for any expenses other than stamp taxes or other governmental charges in regards to any of the above repurchases.
Redemption at the Option of Israel
The bonds are subject to redemption at any time at the option of Israel, in accordance with the terms set forth in the prospectus supplement. The bonds are redeemable as a whole or in part. If the bonds are redeemed in part, selection of the bonds will be at Israel’s discretion; however, the bonds will be redeemed in groups, where each group of bonds will consist of all bonds of the same issue bearing the same issue date. If interest-bearing bonds are to be redeemed, then partial redemption can be made only on an interest payment date. In addition, no bonds of any issue can be redeemed at the option of Israel unless the bonds of such issue having a prior issue date are or have been called for redemption. A notice of redemption will be mailed to all applicable bond owners by the fiscal agent between thirty (30) and sixty (60) days prior to the redemption date. The notice will set forth:
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the redemption date;

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whether all bonds or a group of bonds are to be redeemed;

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in the case of a redemption of a group of bonds, a description of the group of bonds that are to be redeemed;

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the redemption price;

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that on the redemption date, no owner of bonds called for redemption is entitled to more than the redemption price, and that the redemption price is due and payable on the redemption date; and

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the place where the bonds are to be redeemed.

Whether the bonds are repurchased at the option of the owner or redeemed at the option of Israel, Israel will repurchase or redeem, as the case may be, interest-bearing bonds for a purchase price equal to the principal amount of the bond together with interim interest accrued and unpaid to the repurchase or redemption date. Israel will repurchase or redeem, as the case may be, non-interest-bearing bonds for a purchase price equal to the price at which the bond is deemed issued pursuant to Section 1273 of the Internal Revenue Code, as adjusted as of the repurchase or redemption date pursuant to Section 1272 of the Internal Revenue Code, or in each case under any successor provision of similar import.
If the purchase or redemption price is not paid upon the surrender of any bond, then interest-bearing bonds will continue to accrue interest at the rate prescribed for such bonds, and non-interest-bearing bonds will continue to be payable at their maturity amount on their maturity date. Israel will not be required to issue or register the transfer or exchange of any bond during the period beginning on the fifteenth (15th) business day prior to the date of the mailing of a notice of redemption through and including the date of such mailing. Israel will also not be required to register the transfer or exchange of any bond selected for redemption in whole or in part, except for the unredeemed portion of the bonds being redeemed in part. No general redemption has ever been made on a prior issue. No sinking fund is required to be established under the terms of the fiscal agency agreement or the bonds.
Limited Transferability
You may not transfer, assign or pledge the bonds, in whole or in part, or any interest therein, and the bonds may not be securitized, except to the extent and under the circumstances expressly indicated in the applicable prospectus supplement or with the prior written consent of Israel.
If transfer is permitted under the terms of the applicable prospectus supplement, the bond owner will not be charged for any expenses other than stamp taxes or other governmental charges with regard to the transfer of bonds to Israel or upon the death of the bond owner. The bond owner will be responsible for all charges, expenses and taxes with regard to any other transfer. To transfer or assign a bond, if permitted, the bond owner must surrender the bond to the fiscal agent, together with a written instrument of transfer and any other documents required by Israel or the fiscal agent.

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PLAN OF DISTRIBUTION
Israel has entered into an Underwriting Agreement with DCI. The principal terms of the Underwriting Agreement with DCI are as follows:
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DCI is the sole and exclusive underwriter of the bonds in the United States and has agreed to use its best efforts to sell the bonds.

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DCI will receive a selling concession at a rate to be determined from time to time by Israel and DCI. The amount of the selling concession will not exceed 6% of the purchase price of the bonds sold.

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DCI will use its best efforts to sell the entire authorized issue of the bonds; however, there is no assurance that all the bonds will be sold.

Israel may sell the bonds outside of the United States through additional underwriters or dealers, as will be described in the applicable prospectus supplement.
Israel will pay all charges, expenses and fees in connection with the issuance of the bonds, the registration of the bonds under the applicable federal and state securities laws, the preparation, printing, authentication, delivery, publication and distribution of prospectuses, newspaper prospectuses, advertising, literature, collection of subscriptions, public presentations, maintenance of complete and accurate records of all bond transactions, any payments to the fiscal agent in connection with the issuance of the bonds pursuant to any fiscal agency agreement or in conformity with its provisions, and all taxes and stamps required in connection with the sale of the bonds.
This prospectus and the prospectus supplement relating to a particular issue of bonds may also be available in electronic format on the website maintained by DCI at www.israelbonds.com. Customer Information Forms and Investment Forms will also be available to print from the DCI website. Customer Information Forms and Investment Forms must be printed, completed and returned to DCI. Other than this prospectus, the prospectus supplement and any free writing prospectus relating to a particular issue, any information on the website is not part of the prospectus, has not been approved or endorsed by Israel or DCI and should not be relied upon by investors.

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OFFICIAL STATEMENTS
Information included herein and in the Registration Statement which is identified as being derived from a publication of Israel or one of its agencies or instrumentalities or the Bank of Israel is included on the authority of such publication as a public official document of Israel or the Bank of Israel. All other information herein and in the Registration Statement is included as a public official statement made on the authority of the Accountant General of the Ministry of Finance of Israel, in his or her official capacity.

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VALIDITY OF THE BONDS
The validity of the bonds will be passed upon for Israel by Arnold & Porter Kaye Scholer LLP, United States counsel to the State of Israel, and by the Legal Advisor to the Ministry of Finance of the State of Israel. As to all matters of Israeli law, Arnold & Porter Kaye Scholer LLP may rely on the opinion of the Legal Advisor to the Ministry of Finance. All statements with respect to matters of Israeli law in this prospectus have been passed upon by the Legal Advisor to the Ministry of Finance and are made upon his authority.

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DEBT RECORD
Israel has never defaulted on the payment of principal, maturity amount or interest on any of its internal or external indebtedness.

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JURISDICTION; CONSENT TO SERVICE AND ENFORCEABILITY
The State of Israel is a foreign sovereign government. Consequently, it may be difficult to sue Israel or to collect upon a judgment against Israel. Israel will irrevocably agree not to assert any defense based on immunity, including foreign sovereign immunity, from jurisdiction to which it might otherwise be entitled in any action arising out of or based on the terms of the bonds which may be instituted by the owner of any bonds of any issue in any federal court in the Southern District of New York, any state court in the City of New York or in any competent court in Israel.
Israel has appointed the Head of Israel Economic Mission — Western Hemisphere, Ministry of Finance of the Government of Israel in New York, New York, as its authorized agent upon whom process may be served. This appointment is limited to any action arising out of or based on the bonds that the owner of any bonds may institute in any federal court in the Southern District of New York or any state court in the City of New York. The appointment will be irrevocable until Israel pays all amounts due or to become due on or in respect of all the bonds issuable under the fiscal agency agreement. If for any reason the authorized agent ceases to be able to act as Israel’s authorized agent or no longer has an address in New York, Israel will appoint another person in New York as its authorized agent.
The Head of Israel Economic Mission — Western Hemisphere, Ministry of Finance is not the agent for service for actions under the United States federal securities laws or state securities laws and Israel’s waiver of immunity does not extend to such actions. Because Israel has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a United States judgment against Israel based on such laws unless a court were to determine that Israel is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such actions. Under the laws of Israel, assets of Israel are immune from any form of execution.

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AUTHORIZED REPRESENTATIVE
The Authorized Representative of the State of Israel in the United States of America is the Head of Israel Economic Mission — Western Hemisphere, Ministry of Finance of the State of Israel, whose address is 800 Second Avenue, 17th Floor, New York, New York 10017.

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